UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2006

STRONG TECHNICAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-112111	54-2100419

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

21 Changshe Road, Changge. Henan Province, PRC

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code)      011 86 374-6216633

U.S. Contact: c/o DeHeng Chen Chan LLC, 225 Broadway, New York, NY, tel: (212) 608-6500

Former Address:           2591 Dallas Parkway, Suite 102, Frisco, TX 75034

(Former Name or Former Address, if Changed Since Last Report)

     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).      [   ] Yes           [X] No

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
     [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
     [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITAGATION REFORM ACT OF 1995

Except for historical information contained herein, this Current Report on Form 8-K contains certain forward-looking information based on our current expectations. The inclusion of forward-looking statements should not be regarded as a representation by us or any other person that the objectives or plans will be achieved because our actual results may differ materially from any forward-looking statement. The words “may,” “should,” “plans,” “believe,” “anticipate,” “estimate,” “expect,” their opposites and similar expressions are intended to identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. We caution readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may tend to influence the accuracy of the statements, including but not limited to, those risk factors outlined in the section titled “Risk Factors”. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Current Report or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission (“SEC”) after the date of this Current Report.

Section 2 – FINANCIAL INFORMATION

Item 1.01 Entry into a Material Definitive Agreement

Principal Terms of the Acquisition and Share Exchange Agreement

     On January 30, 2005, Strong Technical Inc., a Delaware corporation (the “Registrant”, “we”, “us”or “our”) completed the acquisition of Falcon Link Investment Limited, a corporation organized under the laws of the British Virgin Islands (“Falcon”) pursuant to that certain Share Exchange Agreement, dated as of January 30, 2006, by and among the Registrant, Kevin Halter, Jr., a stockholder, officer and director of the Registrant, and the stockholders of Falcon (“Falcon Shareholders”) (the “Exchange Agreement”).

     The exchange of Registrant’s common stock for Falcon shares is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended or such other tax free reorganization exemptions that may be available under the Internal Revenue Code.

     Set forth below is certain information concerning the principal terms of the Exchange Agreement.

     Under the Agreement, Registrant completed the acquisition of all of the issued and outstanding shares of Falcon through the issuance of 397,676,704 restricted shares of common stock of the Registrant to the Falcon Shareholders. Immediately prior to the Exchange Agreement transaction, the Registrant had 17,765,650 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the Falcon Shareholders, the Registrant had 415,442,354 shares of common stock issued and outstanding. As a result of the closing of the Share Exchange Agreement, the Falcon Shareholders own 95.7% of the issued and outstanding capital stock of the Registrant (without giving effect to the subsequent private placement discussed in the next section below).

     In connection with the share exchange agreement, the Registrant’s Board of Directors has resigned and has been replaced by Zhu, Xianfu, the Chairman and Chief Executive Officer of Falcon and two new board members, Wang, Yunchun and Li, Xinyu. The new board and stockholders of the Registrant have decided to change name of the company to “Zhongpin Inc.” The Registrant’s officers also resigned and were replaced by Zhu Xianfu (Chief Executive Officer), Ben, Baoke (Executive Vice President) and Ma, Yuanmei (Chief Financial Officer and Secretary). Additionally, Falcon entered into a consulting agreement with HFG International Limited, a Hong Kong corporation affiliated with Kevin Halter, Jr. Under the consulting agreement, Falcon will pay HFG $350,000 for consulting services. The consulting agreement’s term is 1-2 months

     In connection with and prior to the closing under the Exchange Agreement, the Registrant amended its Articles of Incorporation to increase its authorized common stock to 800 million shares and increase the authorized preferred stock to 20 million shares. Additionally, the Registrant agreed to include the shares of common stock held by Halter Capital Corporation (3,196,064 shares), Halter Financial Investments, L.P. (6,235,563 shares), Halter Financial Group, L.P. (3,082,433 shares) and M1Advisors, LLC (2,120,940 shares) in the next registration statement filed by the Registrant.

     The transaction contemplated by the Exchange Agreement is intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     The Exchange Agreement is included herewith as an exhibit and is incorporated herein by reference.

     In connection with the consummation of the Exchange, the address of our principal executive officers was changed to 21 Changshe Road, Changge. Henan Province, PRC and the telephone number of our executive offices was changed to 011 86 374-6216633. We maintain, however, a U.S. agent for service of process c/o DeHeng Chen Chan, LLC, 225 Broadway, New York, NY, tel: (212) 608-6500.

Principal Terms of the Private Placement

     Immediately after the consummation of the transactions under the Exchange Agreement, the board of directors of the Registrant approved, among other things, a Certificate of Designation pursuant to a new class of Series A Convertible Preferred Stock was created. Thereafter, the Registrant entered into a Securities Purchase Agreement, dated as of January 30, 2006, by and among the investors named therein.

     On January 31, 2006, the Registrant closed the sale of securities pursuant to the Securities Purchase Agreement. The Registrant sold units at $8.00 per unit, with each unit consisting of two shares of Series A Convertible Preferred Stock and a warrants exercisable to purchase one shares of common stock of the Registrant. The Registrant sold 3.45 million units, primarily to institutional investors, and received gross proceeds of $27.6 million.

     As a result of the sale units, the Registrant issued 6.9 million shares of Series A Convertible Preferred Stock and 121,954,050 warrants. The Series A Convertible Preferred Stock is convertible into 243,908,100 shares of common stock (based on an initial conversion price of $0.113157) . The warrants are exercisable for a five year period at an exercise price of $0.1414467 per share.

     The Registrant has agreed to register for resale the shares of common stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the warrants. The registration statement will also include the shares held by the various Halter entities.

     In consideration for the purchase of the units by the investors, the Falcon Shareholders have agreed to place in escrow ten percent of the shares of common stock they received under the Exchange Agreement. If the Registrant has a consolidated net income of less that $7.927 million or a consolidated net loss for the fiscal year ending December 31, 2006, then five percent of the escrowed shares from Falcon Shareholders shall be transferred to the investors under the Purchase Agreement, on a pro rata basis. If the Registrant has a consolidated net income of less that $15 million or a consolidated net loss for the fiscal year ending December 31, 2007, then remaining five percent of the escrowed shares from Falcon Shareholders shall be transferred to the investors under the Purchase Agreement, on a pro rata basis.

Item 2.01 Completion of an Acquisition or Disposition of Assets

Principal Terms of the Share Exchange

Principal Terms of the Acquisition and Share Exchange Agreement

     On January30, 2005, Strong Technical Inc., a Delaware corporation (the “Registrant”) completed the acquisition of Falcon Link Investment Limited, a corporation organized under the laws of the British Virgin Islands (“Falcon”) pursuant to that certain Share Exchange Agreement, dated as of January 30, 2006, by and among the Registrant, Kevin Halter, Jr., a major shareholder of the Registrant, and the stockholders of Falcon (“Falcon Shareholders”) (the “Exchange Agreement”).

     The exchange of Registrant’s common stock for Falcon shares is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended or such other tax free reorganization exemptions that may be available under the Internal Revenue Code.

     Set forth below is certain information concerning the principal terms of the Exchange Agreement.

     Under the Agreement, Registrant completed the acquired all of the issued and outstanding shares of Falcon through the issuance of 397,676,704 restricted shares of common stock of the Registrant to the Falcon Shareholders, all of whom are residents of the People’s Republic of China. Immediately prior to the Exchange Agreement transaction, the Registrant had 17,765,650 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the Falcon Shareholders, the Registrant has 415,442,354 shares of common stock issued and outstanding. As a result of the closing of the Share Exchange Agreement, the Falcon Shareholders own 95.7% of the issued and outstanding capital stock of the Registrant (without giving effect to the subsequent private placement discussed in the next section below).

     As part of the share exchange, the officers and directors of the Registrant resigned and the officers and directors of Falcon became the officers and directors of the Registrant. Additionally, Falcon entered into a consulting agreement with HFG International Limited, a Hong Kong corporation affiliated with Kevin Halter, Jr. Under the consulting agreement, Falcon will pay HFG $350,000 for consulting services over a 12 month period.

     In connection with and prior to the closing under the Exchange Agreement, the Registrant amended its Articles of Incorporation to increase its authorized common stock to 800 million shares. Additionally, the Registrant agreed to include the shares of common stock held by Halter Capital Corporation (3,196,064 shares), Halter Financial Investments, L.P. (6,235,563 shares), Halter Financial Group, L.P. (3,082,433 shares) and M1Advisors, LLC (2,120,940 shares) in the next registration statement filed by the Registrant.

     The transaction contemplated by the Exchange Agreement is intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     The Exchange Agreement is included herewith as an exhibit and is incorporated herein by reference.

     In connection with the consummation of the Exchange, the address of our principal executive officers was changed to 21 Changshe Road, Changge. Henan Province, PRC and the telephone number of our executive offices was changed to 011 86 374-6216633. We maintain, however, a U.S. agent for service of process c/o DeHeng Chen Chan, LLC, 225 Broadway, New York, NY, tel: (212) 608-6500.

Description of the Business

Henan Zhongpin Food Share Co., Ltd. (“HZP” or “Henan Zhongpin”)

     Corporate Organization

     We are a holding company and conduct operations through indirect subsidiary, Henan Zhongpin Food Share Co., Ltd., a company established in the People’s Republic of China. To enable Henan Zhongpin Food Co. to raise equity capital from investors outside of China, it established a holding company by incorporating Falcon

Link Investment Limited, in the British Virgin Islands on July 21, 2005. On September 15, 2005, the BVI company acquired all of the equity interests in Henan Zhongpin Food Co., Ltd., which is the controlling shareholder of HZP. In order to company with regulations under Chinese law regarding the use of the word “Share” in HZP’s corporate name, Henan Zhongpin Food Co., Ltd. was incorporated as wholly-owned foreign enterprise (“WOFE”). HZP’s management believes that a significant amount of name recognition and goodwill exists with respect to the full corporate name so the WOFE was formed so that HZP could continue in the operating use of its corporate name following the Exchange.

     On January 30, 2006, we acquired all of the outstanding shares of Falcon in exchange for the issuance by us of 397,676,704 restricted shares of our common stock to the shareholders of Falcon. As a result of that transaction, Falcon became our wholly owned subsidiary.

Below is our corporate organizational chart.

Strong Technical Inc. (OTCBB)
100%
Falcon Link Investment Limited (B.V.I.)
100%
Outside China
In China
Henan Zhongpin Food Co., Ltd. (WOFE)
Current Shareholders
In Trust
10%
90%
Henan Zhongpin Food Share Co., Ltd.
Ben Bao Ke
Tang Jin Yang
Gu Bao Jun
88%
88.93%
Li Jun Wei
4%
4%
4%
11.07%
Henan Zhongpin Industry Co., Ltd.
Henan Zhongpin Imports and Exports Trade Co., Ltd.

     History and Development of HZP

     HZP is the operating company and primarily conducts our production, marketing, finance, research and development, and administrative activities. It currently has two directly controlling-majority-owned subsidiaries, Henan Zhongpin Industry Co., Ltd. and Henan Zhongpin Imports and Exports Trade Co., Ltd.

     Following the Exchange, the business and operations of HZP will constitute our operating business. HZP’s main office is located in Changge City, Henan Province of the People’s Republic of China (“PRC”) and was founded in 1993 under the laws of the PRC to be principally engaged in the meat and food processing business in the PRC. More recently, HZP has begun the production and sale of vegetables and has embarked on the building of a retail operation. In 1993, HZP was established as a state-owned meat processing factory from a spin off of a larger state-owned enterprise. In 1997 the current management team purchased the business via a privatization scheme and restructured the enterprise as a privately held entity with six shareholders. The Company’s major operations are centrally located in China. Some key events in the history of HZP include:

  1993 – Spin off from a state-owned enterprise as a meat processing factory, Changge Meat Factory

  1997 – Current management team acquired ownership and transformed it to a privately held company and changed its name to Changge Zhongpin Food Industry Co., Ltd.

  2000 – Name changed to Henan Zhongpin Food Share Co., Ltd;

  2001 – Purchased Yanling Yalin Meat Factory and established a share-holding subsidiary company, Henan Zhongpin Industry Co., Ltd.

  2004 – Established a subsidiary company, Henan Zhongpin Imports and Exports Trade Co., Ltd., to handle international business
  The map below shows the location of HZP’s main business offices and distribution centers.

     HZP is one of the top 151 national agricultural industrial enterprises in the PRC and is ranked eighth overall, in terms of revenue, in the national meat industry. (Source: Ministry of Agriculture of the PRC; China Meat Association (“CMA”)) HZP possesses state of the art equipment in its abattoirs and processing facilities. During the past five years HZP’s growth rate has exceeded 35% per year in terms of both revenues and net profits. HZP’s current annual processing capacity is approximately 88,200 tons (80,000 metric tons) of chilled fresh meat, 33,075 tons (30,000 metric tons) of frozen vegetables and 22,050 tons (20,000 metric tons) of prepared food. HZP has established distribution networks in more than 20 provinces in the North, East, South and South Midland of China. HZP has also formed strategic partnerships with leading supermarket chains and the catering industry in China. HZP is currently exporting products to the European Union, Southeast Asia and Russia.

Source: Henan Zhongpin Food Share Co., Ltd.

     Business

     Henan Zhongpin has worked to establish a vertically integrated fresh meat and meat products supply chain from farming, slaughtering, cutting, processing and wholesaling to retailing through an exclusive network of showcase stores, network stores and supermarket counters which sell the Company’s products on an exclusive basis.

     HZP is principally engaged in the following business activities:

  Production of pork, pig by-products and variety meat;
  Production of processed meat products;
  Production of vegetables;
  Distribution of pork, processed meat products and vegetables; and
  Retail sales of pork, processed meat products, vegetables and one-stop-shop convenient grocery items.

Industry Overview

     The Meat Industry in China

     The market for pork in China is the largest in the world, accounting for more than 50% of global production and consumption. In value terms, China’s overall meat industry is the second largest sector in the country’s entire retail food market basket. The vast majority of meat sales in the PRC continue to take place in free wet markets, most of which are to be found in open-air markets or on streets. These markets provide a venue through which the customer can buy live poultry or freshly slaughtered meat produce direct from local farmers.

     The meat industry in China is characterized by fragmentation, sanitation and hygiene issues, as well as social demographic trends. The meat industry is highly fragmented, where supply is extremely localized with limited distribution capability. China’s vast geography and under-developed transport infrastructure have made it impossible to create national or even regional level competition in the industry and thus, there are no genuine market leaders.

     The meat sector (fresh, frozen and processed) currently makes up 13.23% of the total value of China’s retail food market basket, a proportion that has remained relatively constant. The total retail value of China’s fresh meat sector was approximately RMB313.33 billion (US$37.86 billion) in 2004. The fresh meat sector continues to dominate the total meat and meat products market, which registered a value of RMB334.96 billion (US$40.47 billion) in 2004. Social and demographic trends have dictated a switching of consumer preference from processed meat in the earlier decades to a growing demand for frozen and fresh/chilled meat.

           Factors which instituted this structural change include:

  Increasing demand and ownership in China of household appliances, especially refrigerators and microwave ovens. By the early 1990’s, the penetration rate for household ownership of refrigerators was close to 100% in many major cities, depending on the economic prosperity of the region.

  Improvements in hygiene, sanitation, as well as the establishment of the cold chain infrastructure have elongated the wholesale and retail process. The cold chain infrastructure refers to the complex network of processes and services used to transport and preserve edible products in a controlled temperature environment. Modern preparation and storage methods have resulted in longer life cycles for frozen and fresh/chilled meat products. Superior taste and nutrition, aided by the cold chain infrastructure have allowed fresh/chilled and frozen meat products to become preferences for today’s consumers in the PRC, at the expense of highly processed meat products.

  Increases in per capital income as well as a proportionate share of such increase spent on food. In China, roughly a third of every new dollar of income is spent on food, and meat is a major target for much of the new spending.

  China’s new middle class, defined as those with annual incomes of at least 40,000 RMB (US$5,000), numbered approximately 60 million people in 2002 and is expected to climb sharply to 160 million by 2010.

Source: National Bureau of Statistics of China (“NBS”)

     The Retail Meat Market

     Total volume sales of fresh and processed meat and meat products in China increased to 25.69 million tons (23.30 million metric tons), rising by 46.74% from 1998 to 2004. As the market matures, total growth is expected to continue its slowdown, eventually settling at about 5-6% per annum in volume terms. Consumption volumes are likely to increase as more consumers reach a standard of living enabling them to eat meat and meat products at home on a more frequent basis.

TOTAL RETAIL MARKET VOLUME FOR FRESH & PROCESSED MEAT & MEAT
PRODUCTS IN CHINA, 1998-2004

	million tons(metric tons)		% annual growth
1998	17.504	(15.876)	11.26
1999	16.760	(15.202)	-4.25
2000	18.170	(16.481)	8.42
2001	19.794	(17.954)	8.94
2002	22.064	(20.012)	11.47
2003	23.655	(21.456)	7.21
2004	25.685	(23.297)	8.58

Source: Access Asia, NBS

     China’s meat and meat products sector now account for 13.23% of the national retail food market basket in terms of value, second only to the vegetable sector. In China, meat was traditionally eaten only when money could allow, or on special occasions. This meant that as recently as 25 years ago, regular meat consumption was out of the reach of some 200million people living under the absolute poverty line. The introduction of economic reforms in the PRC in the late 1970s has allowed the number of citizens living under absolute poverty levels to plummet to less than 50 million individuals. This has enabled more consumers to enjoy meat on a regular basis. In the cities, most consumers can eat meat on a regular basis.

FRESH & PROCESSED MEAT & MEAT PRODUCTS RETAIL MARKET AS A
PROPORTION OF TOTAL CURRENT VALUE RETAIL FOOD SALES IN CHINA,
1998-2004

USD $ bn (at the exchange rate of USD 1 = RMB 8.27)

current value	Meat		Total food		% meat
1998	23.67 (RM	B 195.76)	178.95 (RM	B 1,479.89)	13.23
1999	24.08 (RM	B 199.18)	184.80 (RM	B 1,528.26)	13.03
2000	26.82 (RM	B 221.80)	203.14 (RM	B 1,679.93)	13.20
2001	28.90 (RM	B 239.04)	218.30 (RM	B 1,805.34)	13.24
2002	32.73 (RM	B 270.64)	247.02 (RM	B 2,042.88)	13.25
2003	36.04 (RM	B 298.08)	271.57 (RM	B 2,245.88)	13.27
2004	40.50 (RM	B 334.96)	306.14 (RM	B 2,531.78)	13.23
% growth 1998-2004	71.10%		71.08%		-------

Source: Access Asia, NBS

     As a result, not only are more people buying fresh meat itself, but there is also increasing demand for a wider range of processed meat products. The market has quickly evolved to meet this demand, helped by the emergence and spread of efficiently managed grocery and retail chains – notably supermarkets, convenience stores and hypermarkets.

     The retail market for fresh and processed meat and meat products in the PRC has grown strongly over the past seven years due, primarily, to the following key factors:

  Increased consumer spending power, leading to raised consumer aspirations and the ability to make more frequent purchases of fresh and processed meat and meat products, as well as purchases of more expensive products;

  Rationalization and consolidation of China’s domestic industry has improved industry productivity and profitability, and has raised the level of market supply;

  Development of more integrated distribution systems and infrastructure throughout China, leading to better distribution around the country, from manufacturer to retailer, and;

  Increased market penetration of more organized retail outlets with chilled and frozen produce display cabinets which, in turn, has created a larger overall outlet for fresh and processed meat and meat products.

     These combined factors have led not only to raised consumer demand, but also improvements in the ability of meat processors and distributors to get their product to consumers, in fresher condition. The meat processors have also helped by improving the variety of product that they are able to supply.

      If not otherwise specified, the CMA is the source for the information in “Industry Overview” section.

     HZP’s Products

          Production of Pork, Pig By-Products and Variety Meats

     HZP owns and operates two abattoirs in Changge, Henan Province to carry out the business of slaughtering pigs and the production and sale of chilled and frozen pork products. The abattoirs have cold storage facilities where the meat is kept prior to being transported to our customers. The current production capacity of the two abattoirs is 220.05 tons (200 metric tons) per day with an additional

110.25 ton (100 metric ton) daily capacity available to us through contract abattoirs operating within our quality assurance standards.

     HZP procures pigs from local pig farms and breeders located in the vicinity of Changge, Henan Province. All the pigs we purchase for slaughtering in our abattoirs must have all the health certificates issued by the relevant authorities in the PRC to ensure that the pigs have been under strict and consistent supervision during the rearing period and are in good health when they are purchased by HZP. In addition, the pigs slaughtered in HZP’s abattoirs are also subject to inspections by HZP’s own team of certified veterinarians.

     The pork HZP produces and sells comprises both chilled and frozen pork varieties. In the production of chilled pork, immediately after the meat is cut and packaged, it will be kept at a temperature of between 32o F (0oC) and 39.2 oF (4oC), and thereafter maintained at that temperature during storage or transportation, in order to preserve its freshness and quality. In respect of HZP’s frozen pork products, the cut and packaged meat is blast frozen to between –22oF (–30oC) to –40oF (–40oC) and stored for 48 hours, after which it is stored or transported at a temperature between –0.4 oF (–18oC) to –13oF (–25oC).

          HZP’s Pork Products

     The chilled and frozen pork products which HZP produces are sold as various cuts of meat such as the shoulder, the ribs, the loin or the leg. Other parts of the pig such as the head, ears, trotters and internal organs have a ready market in the PRC and are also distributed and sold by HZP.

     The pork products produced by the abattoirs are sold to a wide variety of customers such as meat and food distributors, wholesalers and importers, food and food processing companies and, markets and supermarkets. HZP’s pork products are distributed and sold locally in the domestic market and are also exported.

          Chilled Pork

     In the production of chilled pork at HZP, meat is chilled but not frozen at a temperature of between 32o F (0oC) and 39.2 oF (4oC), immediately after it is cut and packed, and thereafter maintained at that temperature during storage or transportation. This serves to preserve the freshness and quality of the meat. Chilled pork will usually have to be consumed within one week from the time of slaughter.

     Most of the chilled pork produced by HZP is distributed and sold to domestic customers who comprise mainly fresh food distributors and wholesalers, markets and supermarkets located in the cities of Henan Province and nineteen other provinces where our products are sold.

          Frozen Pork

     In the production of HZP’s frozen pork, the meat is frozen at –31oF (–35oC) to –40oF (–40oC) for 48 hours, after which it is stored or transported at a constant temperature of between –0.4 oF (–18oC) to –13oF (–25oC). Generally, frozen pork can be kept for about six months from the time of slaughter. Frozen pork is cheaper relative to chilled pork at the retail level. Food and food processing companies usually require frozen pork in their production of processed meats such as luncheon meat and canned, stewed meat. In the PRC, most of the pork sold in markets, supermarkets and restaurants is frozen. The domestic customers for HZP’s frozen pork include food processing companies and food distributors.

          Prepared Meats

     HZP produces its own brand of prepared meats, such as sausages, hams, Chinese cured hams as well as five categories of quick-freeze prepared meats consisting of more than 100 items.

          Pig By-Products & Variety Meats

     Pig heads, ears and trotters and the internal organs such as the kidneys, livers, stomachs and intestines are commonly used in Chinese cuisine and therefore have a ready market. HZP usually sells these by-products and variety meats to domestic customers. These items are also sold to food processing companies to be used as raw materials for other meat and meat-based products.

          Fruits & Vegetables

     HZP contracts with more than 120 farms in Henan Province and nearby areas to produce high quality vegetable varieties and fruits suitable for export purposes. The proximity of the contracted farms to the HZP’s operations is to ensure freshness from harvest to processing. The farms are relatively small, from 24.7 -123.5 acres (10-50 hectares) with the largest being approximately 1358.5 acres (550 hectares). HZP contracts to grow more than twenty categories of vegetables and fruit including asparagus, sweet corn, broccoli, mushrooms, lima beans and strawberries. HZP works closely with Henan Academy of Agricultural Sciences in China to improve the yield and quality of crops.

     Since 2001, HZP has been contracting farms to produce selected vegetables and fruits. HZP’s technicians are sent out to candidate farms to test soil and water quality and to evaluate local climatic conditions. Vegetables and fruit grown at the candidate farms will are evaluated in HZP’s laboratories. If the quality of the farm products meets HZP’s standards then, a contract will be executed between HZP and the farm. Seeds, fertilizer and pesticide will be provided to the contracted farm. During the growing season, the vegetables or fruit at the contracted farms will be monitored and tested. At harvest, produce is tested and purchased based on product criteria stated in the contract. A total of 72 employees of HZP are members of its agricultural products team, of which eight are in management positions, 54 are technicians and 10 are responsible for administrative duties.

     Research and Development

     In 1999, HZP founded Zhongpin Technology Research and Development Center, a food research institute in Changge City, Henan Province. In 2000, Henan Zhongpin established the its technology center, which has evolved into the technical research center for the entire meat industry in Henan Province. The research center employs twenty-one senior scientists and technicians. The mission of the research center is to develop new processing technologies and food products. In addition, HZP’s product development team works with the China Meat Processing Research Center, the premier research institute for meat processing technology in China, and we have jointly established a research center in Beijing. HZP also works with scientists and researchers from Beijing University, China Agricultural University, the Chinese Academy of Agricultural Science, Henan Agricultural University and other universities to develop production technologies and innovative meat products. HZP has, under contract, fifty scientists and experts who act as HZP’s outside technical consultants.

     Currently, HZP has more than one hundred new products under development.

     Government Regulation

     The Chinese government is actively promulgating a plan for “safe meat” and is expected to raise the proportion of slaughtering automation to over seventy percent of all meat and actively enforce authorized slaughtering and quarantine. Special grants, subsidized financing, preferential tax policies, governmental funding and other subsidies are provided to enterprises in order to acquire state of the art technology and equipment in meat processing. Such government incentives provide competitive advantages and opportunities to well-performing companies like HZP because such policies work to raise the bar for entering the industry and to eliminate inefficient companies in the industry. We expect such government support for the processing of agricultural products to continue for a number of years in the foreseeable future. Whether HZP can continue to benefit from such government programs in the next few years depends on how the government administers its incentive programs and how well HZP performs. If HZP maintains the current trend in its performance, it is possible that it may obtain further government support through such incentive programs.

Recent Government Grants

Year	Amount

2001	$580,411.12	(RMB 4,800,000.00)

2002	$65,341.44	(RMB 540,373.70)

2003	$190,003.75	(RMB 1,571,331.00)

2004	$989,883.56	(RMB 8,186,337.00)

2005	$2,307,530.86	(RMB 18,691,000.00)

     The Tenth Five Year Development Programming of the China Meat Industry, promulgated in 2001, set the following guidelines:

  Encourage comprehensive improvements in automation of abattoirs in “First-Tier” and “Second- Tier” cities and key provinces to improve the sanitary condition and the safety of meat products consumption. In China, First-Tier cities refer to provincial capitals, municipalities directly under the Central Government (such as Beijing, Shanghai, Tianjin, and Chongqing), and municipalities directly linked with the Central Government in taxation (i.e., such cities do not need to send revenues to the provincial government) (such as Shenzhen, Ningbo, Qingdao, Dalian and Xiamen), whereas Second-Tier cities refer to cities with a population above 500,000, not including First-Tier cities.

  Develop efficient scale production of pork, beef, mutton, poultry and eggs;

  Develop processed meat and poultry products, with emphasis on chilled fresh meat, packaged meat and ready-to-eat meat products;

  Encourage consolidation of fragmented producers and distributors to form scale enterprises;

  Foster quality brands and modern chain distribution networks with emphasis on developing cold storage chains;

  Support the development of a competitive and quality domestic market; and

  Develop exports to international markets.

     Marketing and Distribution

     HZP markets the pork products through a sales team and a network of agents in twenty provinces throughout the PRC. The sales team is responsible for securing orders for the HZP’s pork products, maintaining and building relationships with existing customers and for securing new customers. HZP’s sales team is also involved in identifying new markets in line with the existing customer base and HZP’s geographical expansion plans.

     HZP’s sales team travels to major cities in the PRC to market and sell the pork products to wholesale markets and selected retail chains in those cities. HZP usually transports pork products by refrigerated trucks. Railroads are used for transporting pork products to those cities that are located at a distance from our operations center in Changge City, Henan Province.

     In addition, the HZP’s sales team travels and markets pork products, vegetables and fruits to potential customers in Europe, Russia, the United States, Hong Kong and selected countries in Asia.

     HZP also sells directly to selected chains and independent resellers. Some of the major selection criteria HZP employs to screen resellers are as follows:

  Market potential of the reseller’s location;

  Competitiveness of the local market;

  Location and coverage;

  Traffic density and;

  Credibility of the operator and market development capacity.

     Storage and Transportation of Pork Products

     The pork products from freshly slaughtered pigs at HZP’s abattoirs are blast frozen after slaughtering to prevent deterioration of the meat caused by bacteria or chemical changes. Frozen meat is stored in cold storage facilities at a temperature of between –9.4 oF (–23oC) and –0.4 oF (–18oC) for 24 hours before being transported. Chilled meat is chilled to between 32oF (0oC) and 39.2 oF (4oC) before being transported to customers. The chilled and frozen pork are maintained within the requisite temperature ranges, during subsequent handling, transportation and distribution to retain freshness and to prevent deterioration of the meat.

     Production of Chilled & Frozen Pork Products

     HZP’s veterinarians ensure that only healthy pigs are slaughtered at our abattoirs. HZP maintains all of the required licenses and certificates from the relevant central and local government authorities with regard to our pork production business. HZP was awarded the ISO 9001 certification for its pork production processes by the China Quality Certificate Center for Import and Export Commodities, the government body responsible for ISO certification in the PRC. The ISO 9001 certification indicates that our abattoirs and pork production operations comply with international standards of quality assurance established by the International Organization of Standardization.

     When pigs arrive at the abattoirs, HZP’s certified veterinarians, together with the local Animal Husbandry Department inspectors, conduct a physical inspection of the pigs to ascertain whether they are fit for human consumption. Blood and urine samples are obtained from a random sample of pigs which are tested for disease. The pigs are then weighed and are quarantined for approximately 24 hours during which only water is provided to the pigs.

     After the quarantine period has passed, HZP conducts another physical inspection of the pigs. This physical inspection is conducted jointly with the inspectors from the Animal Husbandry Department. Pigs that are found fit for human consumption will be slaughtered while those found to be deficient are immediately culled. We shower the pigs with water before and after slaughter to clean them. Instruments used for slaughtering and cutting up the carcasses are sterilized several times a day.

     Quality control checks are conducted at all production stages to detect and remove meat that is spoilt or has been infected by bacteria. The appearance of the skin, internal organs and the meat itself are subject to physical observation and laboratory testing to see if the pig is diseased.

     Every pig that is slaughtered in the abattoirs is assigned a serial number so that a trace can be run on any processed pig. All of these quality control checks are conducted by our veterinarians and quality control staff.

     A high level of hygiene is maintained at the HZP’s abattoirs. Anyone, including staff and visitors, who enter the abattoirs must first put on protective clothing and be sterilized with disinfectant. All packaging materials used for meat must also be sterilized.

     Quality Control System

     HZP was awarded ISO 9001 certification that covers its production, research and development and sales activities. All of HZP’s production lines have passed HACCP (Hazard Analysis and Critical Control Point) under GMP (Good Manufacturing Practice) and SSOP (Sanitation Standard Operating Procedure in China). In addition the Company has received U.S. FDA registration as well as EU certification.

     A total of seventy employees work in HZP’s quality assurance program. They consist of nine quality control engineers and 61 staff. The quality control laboratory meets and exceeds all standards set by the authorities and relevant agencies in the PRC.

     Competition

      The market for pork products is fragmented in the PRC. There are no genuine national market leaders in the industry. At the current time the largest companies in the industry that are known to HZP are as follows:

North-China Shuanghui (Shineway) Food Co., Ltd., Luohe, Henan, China
Main Products: Processed and packaged meat products
Year Established: 1997
Ownership Type: Limited liability
2002 Revenue (USD m): 868.08 (at an exchange rate of USD 1 = RMB 8.27, which is also used for the USD-RMB conversion in the rest of this list) (RMB m: 7,179)
2001 Revenue (USD m): 575.57 (RMB m: 4,760)
Total Assets (USD m): 374.85 (RMB 3.1 billion)
Net Assets (USD m): 121.16 (RMB 1.002 billion)
Number of Employees: 150,000

Huashing Jiangquan Group, Linyi City, Shandong, China
Main Products: Meat products
Year Established: 1992
Ownership Type: Collectively owned
2002 Revenue (USD m): 325.63 (RMB m: 2,693)

2001 Revenue (USD m): 261.91 (RMB m: 2,166)
Number of Employees: 16,300

Shandong Fengxian IDC Group, Liaocheng City, Shangdon, China
Main Products: Meat products
Year Established: 1994
Ownership Type: Limited liability
2002 Revenue (USD m): 195.65 (RMB m: 1,618)
2001 Revenue (USD m): 159.13 (RMB m: 1,316)
Number of Employees: 11,375

Nanjing Yurun Food Company, Nanjing, China
Main Products: frozen meat products
Year Established: 1993
2002 Revenue (USD m): 132.65 (RMB m: 1,097)
2001 Revenue (USD m): 99.03 (RMB m: 819)
Number of Employees: 5,100

Shanghai Maling Food Co., Ltd.- Shanghai Maling Aquarius Stock Co., Shanghai, China
Main Products: Canned luncheon meats, canned vegetables and ready meals
Year Established: 1933
Ownership Type: Publicly listed
2002 Revenue (USD m): 81.26 (RMB m: 672)
2001 Revenue (USD m): 76.30 (RMB m: 631)
Number of Employees: 1,935

Shanghai Meat Co., Ltd., Shanghai, China
Main Products: Pig slaughtering
Year Established: 1973
Ownership Type: State-owned
2001 Revenue (USD m): 47.64 (RMB m: 394)
Number of Employees: 1,452

Beijing Shunxin Agricultural Holding Co., Ltd., Beijing, China
Main Products: Meat-Slaughtering
Year Established: 1976
Ownership Type: Joint stock
2002 Revenue (USD m): 60.70 (RMB m: 502)
2001 Revenue (USD m): 46.80 (RMB m: 387)
Number of Employees: 1,002

Dacheng Farming & Animal Husbandry, Yingkou City, Liaoning, China
Main Products: Meat-slaughtering
Year Established: 1997
Ownership Type: Overseas Chinese-funded
2002 Revenue (USD m): 37.48 (RMB m: 310)

2001 Revenue (USD m): 37.48 (RMB m: 310)
Number of Employees: 771

Chengdu Xiwang Food Co., Ltd., Chengdu City, Sichuan, China
Main Products: Pork sausages
Year Established: 1993
Ownership Type: Privately owned
2002 Revenue (USD m): 22.97 (RMB m: 190)
Number of Employees: 338

      Tyson Foods, Inc., U.S.A. has a joint venture with Shanghai Ocean Wealth Fish Products Corporation Limited.

      Hormel Foods Corporation, U.S.A., set up representative offices in China in 1995 and currently operates processing factories in Shanghai and Beijing.

     Employees

     Henan Zhongpin has 2,220 full-time employees of which 582 are technical staff.

			College Degree Holder &
Department		Total staff	Advanced Degrees

			Amount	Percentage%

	Finance	42	42	100

	Human Resources	9	9	100

	General Management	40	24	60

	Engineering	51	48	95

Henan Zhongpin	Procurement	9	8	90
Food Share
Co., Ltd	Quality Control	36	36	100

	Technology	49	49	100

	Strategic Planning	6	6	100

	Fresh Food Department	889	102	12

	Prepared Food Department	754	163	21

B. Henan Zhongpin Industry Co., Ltd		310	70	22

C. Henan Zhongpin Imports and Exports		25	25	100
Trade Co., Ltd.

	Total	2,220	582

     HZP’s employees are not members of any union or related group or subject to any collective bargaining agreement.

Risk Factors

You should carefully consider, among other potential risks, the following risk factors as well as all other information set forth or referred to in this Report before purchasing shares of our common stock. Investing in our common stock involves a high degree of risk. If any of the following events or outcomes actually occurs, our business operating results and financial condition would likely suffer. As a result, the trading price of our common stock could decline, and you may lose all or part of the money you paid to purchase our common stock.

Risks Relating To Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

      We have a limited operating history. While HZP was established as a state-owned meat processing factory in 1993, the current management team purchased the business via a privatization scheme and commenced a restructuring of the enterprise in 1997. HZP commenced its retail operations in only 2000, and was profitable by 2003. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the growing market for fresh meats and processed meat products in China. Some of these risks and uncertainties relate to our ability to:

  offer additional food products to attract and retain a larger customer base;

  attract additional customers and increased spending per customer;

  increase awareness of our brand and continue to develop customer loyalty;

  respond to competitive market conditions;

  respond to changes in our regulatory environment;

  manage risks associated with intellectual property rights;

  maintain effective control of our costs and expenses;

  raise sufficient capital to sustain and expand our business;

  attract, retain and motivate qualified personnel; and

  upgrade our technology to support additional research and development of new food products.

     If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If there are any interruptions to or decline in the amount or quality of our live pigs, raw pork or other major raw material supply, our business could be materially and adversely affected.

     Live pigs and raw pork are the principal raw materials used in our production. We procure all of our live pigs and some of our raw pork from a number of third party suppliers. Our third party suppliers may not continue to be able to supply an adequate number of live pigs and raw pork to satisfy our present and future production needs. The supply of pork is dependent on the output of pig farms, which may be affected by outbreaks of diseases or epidemics. Our current suppliers may not be able to provide live pigs or raw pork of sufficient quality to meet our stringent quality control requirements. Any interruptions to or decline in the amount or quality of our live pigs or raw pork supply could materially disrupt our production and adversely affect our business. In addition to live pigs and raw pork, we also use additives and packaging in our production, which we source from third party suppliers, and resell a wide variety of fruits and vegetables, which we purchase from third party farms. Any interruptions to or decline in the amount or quality of our additives or packaging supply, or in the fruits or vegetables we procure, could also disrupt our production or sales and adversely affect our business.

We are vulnerable to further increases in the price of raw materials (particularly of live pigs and raw pork) and other operating costs, and we may not be able to entirely offset these increasing costs by increasing the prices of our products, particularly our processed meat products.

     We purchase agricultural products, such as live pigs, raw pork and a wide variety of fruits and vegetables, for use in our production process and for resale. The price of such raw materials is subject to fluctuations that are attributable to a number of factors, such as the price of animal feed, diseases and infections, and weather conditions. During 2004, prices of live pigs rose sharply. According to the Ministry of Agriculture of China, the average selling price of live pigs rose by approximately 35.6% from 2003 to 2004. If the costs of raw materials or other costs of production and distribution of our products increase further, and we are unable to entirely offset these increases by raising prices of our products, our profit margins and financial condition could be adversely affected.

We may be unable to anticipate changes in consumer preferences for processed meat products, which may result in decreased demand for our products.

     Our continued success in the processed meat products market is in large part dependent on our ability to anticipate and develop products that appeal to the changing tastes, dietary habits and preferences of customers. If we are not able to anticipate and identify new consumer trends and develop new products accordingly, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs relating to developing and marketing new products or expanding our existing product lines in reaction to what we perceive to be a consumer preference or demand. Such development or marketing may not result in the level of market acceptance, volume of sales or profitability anticipated.

If the chilled and frozen pork market in China does not grow as we expect, our results of operations and financial conditions may be adversely affected.

     We believe chilled and frozen pork products have strong growth potential in China and, accordingly, we have continuously increased our sales of chilled and frozen pork. Since 2002, revenue attributable to our chilled and frozen pork products as a percentage of our total revenue has increased. If the chilled and frozen pork market in China does not grow as we expect, our business may be harmed, we may need to adjust our growth strategy and our results of operation may be adversely affected.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could materially adversely affect our business.

     In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business, including, without limitation, a slaughtering permit in respect of each of our chilled and frozen pork production facilities and a permit for production of industrial products in respect of each of our processed meat production facilities. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our business.

Our ability to export may be restricted if we cannot maintain current licenses or obtain additional licenses in other countries and regions.

     For the three years ended December 31, 2004 and the nine months ended September 30, 2005 revenue attributable to our export business as a percentage of our total revenue was approximately __%, __%, 11.5% and 12%, respectively. We must maintain certain licenses from applicable foreign governments in order to continue to export to those jurisdictions. In addition, we must apply for licenses from applicable foreign governments should we desire to export our products to countries with which we currently do not have business relations. We cannot assure you that we can maintain our current licenses for export or obtain licenses to export to countries with which we do not currently have business relations. The loss of any licenses or the inability to obtain new licenses to export may adversely affect our results of operations and financial condition.

We are highly dependent on senior management and key research and development personnel.

     We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new processing technologies and food products and the enhancement of our existing products. In particular, we rely substantially on our chairman and chief executive officer, Mr. Xianfu Zhu, to manage our operations. We also depend on our key research personnel. In addition, we also rely on information technology and logistics personnel for the production, storage and shipment of our products and on marketing and sales personnel, engineers and other personnel with technical and industry knowledge to transport, market and sell our products. We do not maintain key man life insurance on any of our senior management or key personnel. The loss of any one of them, in particular Mr. Zhu, would have a material adverse effect on our business and operations. Competition for senior management and research and development personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key research and development personnel that we lose. In addition, if any member of our senior management or key research and development personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key research and development personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key research and development personnel.

     We compete for qualified personnel with other food processing companies, food retailers logistics companies and research institutions. Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Our growth strategy may prove to be disruptive and divert management resources.

     Our growth strategy may involve large transactions and present financial, managerial and operational challenges, including diversion of management attention from existing businesses, difficulty with integrating personnel and financial and other systems, increased expenses, including compensation expenses resulting from newly-hired employees, assumption of unknown liabilities and potential disputes. We could also experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware.

We may require additional financing in the future.

     We may need to obtain additional debt or equity to fund future capital expenditures. Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

  limit our ability to pay dividends or require us to seek consent for the payment of dividends;

  increase our vulnerability to general adverse economic and industry conditions;

  require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

  limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

Our operations are cash intensive and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

     We expend a significant amount of cash in our operations, principally to fund our raw material procurement. Our suppliers, in particular, suppliers of pigs, typically require payment in full within seven days after delivery, although some of our suppliers provide us with credit. In turn, we typically require our customers of chilled and frozen pork to make payment in full on delivery, although we offer some of our long-standing customers credit terms. We generally fund most of our working capital requirements out of cashflow generated from operations. If we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivables, we may not have sufficient cashflow to fund our operating costs and our business could be adversely affected.

We may be unable to maintain our profitability in the face of a consolidating retail environment in China.

     We sell substantial amounts of our products to supermarkets and large retailers. The supermarket and food retail industry in China has been, and is expected to continue, undergoing a trend of development and consolidation. As the food retail trade continues to consolidate and our retail customers grow larger and become more sophisticated, they may demand lower pricing and increased promotional programs. Furthermore, larger customers may be better able to operate on reduced inventories and potentially develop or increase their focus on private label products. If we fail to maintain a good relationship with our large retail customers, or maintain a wide offering of quality products, or if we lower our prices or increase promotional support of our products in response to pressure from our customers and are unable to increase the volume of our products sold, our profitability could decline.

Our operating results may fluctuate from period to period and if we fail to meet market expectations for a particular period, our share price may decline.

     Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including seasonal variations in live pig supply and processed meat products consumption. [For example, demand for our products in general is relatively high before the Chinese New Year in January or February each year and lower thereafter.] Our production and sales of chilled and frozen pork are generally lower in the summer, due to lower supply of live pigs. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control. We cannot assure you that our operating results will meet the expectations of market analysts or our investors. If we fail to meet their expectations, there may be a decline in our share price.

We derive a substantial portion of our revenues from sales in China and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

     Substantially all of our revenues are generated from sales in China. We anticipate that revenues from sales of our products in China will continue to represent a substantial proportion of our total revenues in the near future. Any significant decline in the condition of the PRC economy could, among other things, adversely affect consumer buying power and discourage consumption of our products, which in turn would have a material adverse effect on our business and financial condition.

We rely on our exclusive network of showcase stores, network stores and supermarket brand counters for the success of our sales and our brand image, and should they perform poorly, our business and brand image could be materially and adversely affected.

     In addition to our sales to wholesale customers, we sell our products through showcase stores, network stores and supermarket brand counters. All of these retail based stores exclusively sell our pork products and display the Zhongpin logo on the fascia of the stores. For the years ended December 31, 2003 and 2004, these retail outlets accounted for approximately 39% and 47%, respectively, of our total revenue. If the sales performance of our retail based stores deteriorates, this could adversely affect the financial results of the company. In addition, any sanitation, hygiene, or food quality problems that might arise from the retail based stores could adversely affect our brand image and lead to a loss of sales. The company does not own or franchise any of the retail based stores.

We rely on the performance of our wholesale retailer and mass merchant customers for the success of our sales, and should they perform poorly or give priority to our competitors’ products, our business could be materially and adversely affected.

     In addition to our retail sales channel, we sell our products to supermarkets and large retailers,

which in turn sell the products to end consumers. If the sales performance of our wholesale customers deteriorates, this could adversely affect the performance of our products. Furthermore, our wholesale customers also carry products which directly compete with our products for retail space and consumer purchases. There is a risk that our wholesale customers may give higher priority to products of, or form alliances with, our competitors. If our wholesale customers do not continue to purchase our products, or provide our products with similar levels of promotional support, our sales performance and brand imaging could be adversely affected.

The loss of any of our significant customers could have an adverse effect on our business.

     Our key customers are principally supermarkets and large retailers in the PRC. For the years ended December 31, 2002, 2003 and 2004 and the nine months ended September 30, 2005, sales to our largest five customers amounted in aggregate to approximately $5.8 million, $8.4 million, $11.1 million and $11.2 million, respectively, accounting for approximately 23%, 28%, 26% and 22%, respectively, of our total revenue. We have not entered into long-term supply contracts with any of these major customers. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. If we cannot maintain long-term relationships with our major customers, the loss of a significant portion of our sales to them could have an adverse effect on our business, financial condition and results of operations.

Recent regulatory enforcement crackdowns on food processing companies in the PRC could adversely affect our businesses.

     Recently, the PRC government authorities have taken certain measures to maintain the PRC food market in good order and to improve the integrity of the PRC food industry, such as enforcing full compliance with industry standards and closing certain food processing companies in the PRC that did not meet regulatory standards. We cannot assure you that our businesses and operations will not be affected as a result of the deteriorating reputation of the food industry in the PRC due to recent scandals regarding food products.

Environmental regulations and related litigation could have a material adverse effect on our business and results of operations.

     Our operations and properties are subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.

     We have incurred, and will continue to incur, significant capital and operating expenditures to comply with these laws and regulations. We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

Our controlling shareholder has significant influence over our management and affairs and could exercise this influence against your best interests.

     Mr. Zhu, our controlling shareholder, beneficially owns approximately 34.1% of our outstanding shares of common stock (which includes shares of common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock), and our other executive officers and directors collectively beneficially own an additional 4.5% of our outstanding shares of common stock. As a result, pursuant to our By-laws and applicable laws and regulations, our controlling shareholder and our other executive officers and directors are able to exercise significant influence over our Company, including, but not limited to, any shareholder approvals for the election of our Directors and, indirectly, the selection of our senior management, the amount of dividend payments, our annual budget, increases or decreases in our share capital, new securities issuance, mergers and acquisitions and any amendments to our By-laws. Furthermore, this concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our shares.

Deterioration of our perishable products may occur due to delivery delays, malfunctioning of freezer facilities or poor handling during transportation, which could adversely affect our business, results of operations and financial condition.

     The condition of our food products (being perishable goods) may deteriorate due to shipment or delivery delays, malfunctioning of freezer facilities or poor handling during delivery by shippers or intermediaries. We are not aware of any instances whereby we were made to compensate for delivery delays, malfunctioning of freezer facilities or poor handling during transportation. However, there is no assurance that such incidents will not occur in the future. In the event of any delivery delays, malfunctioning of freezer facilities or poor handling during transportation, we may have to make compensation payments and our reputation, business goodwill and revenue will be adversely affected.

Unexpected business interruptions could adversely affect our business.

     Our operations are vulnerable to interruption by fire, power failure and power shortages, hardware and software failure, floods, computer viruses and other events beyond our control. In particular, China, especially eastern and southern China, is experiencing frequent electricity shortages. In addition, we do not carry business interruption insurance to compensate us for losses that may occur as a result of these kinds of events and any such losses or damages incurred by us could disrupt our production and other operations.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting, beginning with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

We will incur increased costs as a public company which may affect our profitability and an active trading market.

      As part of a public company, HZP will incur significant legal, accounting and other expenses that it did not incur as a private company. We are now subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

Risks Relating To Our Industry

The pig slaughtering and processed meat industries in China are subject to extensive government regulation, which is still evolving.

     The pig slaughtering and processed meat industries in China are heavily regulated by a number of governmental agencies, including primarily the Ministry of Agriculture, the Ministry of Commerce, the Ministry of Health, the General Administration of Quality Supervision, Inspection and Quarantine and the State Environmental Protection Administration. These regulatory bodies have broad discretion and authority to regulate many aspects of the pig slaughtering and processed meat industries in China, including, without limitation, setting hygiene standards for production and quality standards for processed meat products. In addition, the pig slaughtering and processed meat products regulatory framework in China is still in the process of being developed. If the relevant regulatory authorities set standards with which we are unable to comply or which increase our production costs and hence our prices so as to render our products non-competitive, our ability to sell products in China may be limited.

The pig slaughtering and processed meat industries in China may face increasing competition from both domestic and foreign companies, as well as increasing industry consolidation, which may affect our market share and profit margin.

     The pig slaughtering and processed meat industries in China are highly competitive. Our processed meat products are targeted at mid to high end consumers, a market in which we face increasing competition, particularly from foreign suppliers. In addition, the evolving government regulations in relation to the pig slaughtering industry has driven a trend of consolidation through the industry, with smaller operators unable to meet the increasing costs of regulatory compliance and therefore at a competitive disadvantage. We believe that our ability to maintain our market share and grow our operations within this landscape of changing and increasing competition is largely dependant upon our ability to distinguish our products and services.

     In addition, prior to China’s entry into the World Trade Organization (“WTO”), high barriers to entry existed for many potential competitors in HZP’s business through the use of tariffs and restrictive import licensing and distribution practices. China’s admission to WTO has lowered some of the tariffs and other barriers to entry so we can expect that competition will increase.

     We cannot assure you that our current or potential competitors will not develop products of a comparable or superior quality to ours, or adapt more quickly than we do to evolving consumer preferences or market trends. In addition, our competitors in the raw meat market may merge or form alliances to achieve a scale of operations or sales network which would make it difficult for us to compete. Increased competition may also lead to price wars, counterfeit products or negative brand advertising, all of which may adversely affect our market share and profit margin. We cannot assure you that we will be able to compete effectively with our current or potential competitors.

The outbreak of animal diseases, including the recent outbreak affecting those in contact with streptococcus suis-infected pigs in Sichuan Province, PRC, or other epidemics could adversely affect our operations.

     An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in China affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in China and surrounding regions, any of which could have a material adverse effect on our operations and turnover. Recently there has been an outbreak of streptococcus suis in pigs, principally in Sichuan Province, PRC, with a large number of cases of human infection following contact with diseased pigs. Our procurement and production facilities are located in Henan Province, PRC and were not affected by the streptococcus suis infection. However, there can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in the PRC will not decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

     Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of pork products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness.

     The sale of food products for human consumption involves an inherent risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical, substances or other agents or residues during the various stages of the procurement and production process. While we are subject to governmental inspections and regulations, we cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters.

     Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. In line with industry practice, we do not maintain product liability insurance. Furthermore, our products could potentially suffer from product tampering, contamination or degeneration or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products. Even if a situation does not necessitate a product recall, we cannot assure you that product liability claims will not be asserted against us as a result. A product liability judgment against us or a product recall could have a material adverse effect on our business, financial condition or results of operations.

Our product and company name may be subject to counterfeiting and/or imitation, which could impact upon our reputation and brand image as well as lead to higher administrative costs.

     We regard brand positioning as the core of our competitive strategy, and intend to position our brand, “Zhongpin” to create the perception and image of “health, nutrition, freshness and quality” in the minds of our customers. There have been frequent occurrences of counterfeiting and imitation of products in the PRC in the past. We cannot guarantee that counterfeiting or imitation of our products will not occur in the future or that we will be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could impact negatively upon our corporate and brand image, particularly if the counterfeit or imitation products cause sickness, injury or death to consumers. In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues or an increase in our administrative expenses in respect of detection or prosecution.

Risks Relating To Conducting Business in the PRC

     Substantially all of our assets and projects are located in the PRC, and substantially all of our revenue is sourced from the PRC. Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks:

Economic, political and social conditions and government policies in China could have a material adverse effect on our business, financial condition and results of operations.

     The economy of China differs from the economies of most developed countries in many respects, including, but not limited to:

•	structure	•	capital re-investment
•	government involvement	•	allocation of resources
•	level of development	•	control of foreign exchange
•	growth rate	•	rate of inflation

     The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industries by imposing industrial policies. It also exercises significant control over China’s economic growth through allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

     Policies and other measures taken by the PRC government to regulate the economy could have a significant negative impact on economic conditions in China, with a resulting negative impact on our business. For example, our financial condition and results of operations may be materially and adversely affected by:

  new laws and regulations and the interpretation of those laws and regulations;

  the introduction of measures to control inflation or stimulate growth;

  changes in the rate or method of taxation;

  the imposition of additional restrictions on currency conversion and remittances abroad; or

  any actions which limit our ability to develop, produce, import or sell our products in China, or to finance and operate our business in China.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may limit our ability to acquire PRC companies and adversely affect the implementation of our strategy as well as our business and prospects.

     The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

     In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations.

     If we decide to acquire a PRC company, we cannot assure you that we or the owners of such company, as the case may be, will be able to complete the necessary approvals, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects. In addition, if such registration cannot be obtained, our company will not be able to receive dividends declared and paid by our subsidiaries in the PRC and may be forbidden from paying dividends for profit distribution or capital reduction purposes.

Further movements in exchange rates may have a material adverse effect on our financial condition and results of operations.

     At present, almost all of our domestic sales are denominated in Renminbi [and our export sales are denominated primarily in U.S. dollars. In addition, we incur a portion of our cost of sales in Euros, U.S. dollars and Japanese yen in the course of our purchase of imported production equipment and raw materials]. Since 1994, the conversion of the Renminbi into foreign currencies has been based on rates set by the People’s Bank of China, and the exchange rate for the conversion of the Renminbi to U.S. dollars had generally been stable. However, starting from July 21, 2005, the PRC government moved the Renminbi to a managed floating exchange rate regime based on market supply and demand with reference to a basket of currencies. As a result, the Renminbi is no longer directly pegged to the U.S. dollar. The exchange rate of the U.S. dollar against the Renminbi was adjusted from approximately RMB8.28 per U.S. dollar on July 20, 2005 to RMB8.11 per U.S. dollar on July 21, 2005. The exchange rate may become volatile, the Renminbi may be revalued further against the U.S. dollar or other currencies or the Renminbi may be permitted to enter into a full or limited free float, which may result in an appreciation or depreciation in the value of the Renminbi against the U.S. dollar or other currencies, any of which could have a material adverse effect on our financial condition and results of operations.

Governmental control of currency conversion may affect the value of your investment.

     The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of China. We receive substantially all of our revenues in Renminbi. Under our current structure, our income is primarily derived from payments from HZP. Shortages in the availability of foreign currency may restrict the ability of HZP to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which Renminibi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at is discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

HZP is subject to restrictions on making payments to us.

      We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investment in our subsidiary in China, HZP. As a result of our holding company structure, we rely entirely on payments or dividends from HZP for our cash flow to fund our corporate overhead and regulatory obligations. The PRC government also imposes controls on the conversion of Renminibi into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Further, if our subsidiary in China incurs debt on its own in the future, the instruments governing the debt may restrict its ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our shares of common stock.

Uncertainties with respect to the PRC legal system could adversely affect us.

      We conduct our business primarily through our subsidiary in the PRC, HZP. Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

      Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully-integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve certainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

It may be difficult to effect service of process upon us or our Directors or senior management who live in the PRC or to enforce any judgments obtained from non-PRC courts.

Our operations are conducted and assets are located within the PRC. In additional, [all] [most] of our Directors and our senior management personnel reside in China, where substantially all of their assets are located. You may experience difficulties in effecting service of process upon us, our Directors or our senior management as it may not be possible to effect such service of process outside China. In addition, our PRC counsel, DeHeng Law Office, has advised us that China does not have treaties with the United States and many other countries providing for reciprocal recognition and enforcement of court judgments. Therefore, recognition and enforcement in China of judgments of a court in the United States or certain other jurisdictions may be difficult or impossible.

Risk Relating to an Investment in Our Securities

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

      We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide or may be unable due to pay any dividends. We intend to retain all earnings for our company’s operations.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

      As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities an Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

Our common stock is thinly traded and, you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

      We cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges. Our common stock has historically been sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any give time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

      The market price of our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

      The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this Report. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, we do not rule out the possibility of applying for listing on the Nasdaq National Market or another exchange.

      Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common stock price may subject us to securities litigation.

      The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

      There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives following the Enron bankruptcy, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past activities of our company and its affiliated may lead to future liability for our company.

      Prior to our acquisition of HZP on January 30, 2006, we engaged in businesses unrelated to our current operations. Although certain previously controlling shareholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

The market price for our stock may be volatile.

      The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

  actual or anticipated fluctuations in our quarterly operations results;

  changes in financial estimates by securities research analysts;

  conditions in foreign or domestic meat processing or agricultural markets;

  changes in the economic performance or market valuations of other meat processing companies;

  announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

  addition or departure of key personnel;

  fluctuations of exchange rates between the RMB and the U.S. dollar;

  intellectual property litigation;

  general economic or political conditions in China.

      In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Future sales of shares of our common stock may decrease the price for such shares.

      After the one-year holding period requirement under Rule 144 expires on January 30, 2007 on the shares of our common stock issued to former shareholders of HZP in the acquisition of that company, or sooner if we achieve registration of part or all of those shares, a large number of shares of our common stock will be eligible for resale on the open market, many without any restrictions as to size or frequency of such sales. Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding warrants, convertible promissory notes and stock options, or reserved for issuance under our stock option plans. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Mergers of the type we just completed with HZP are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

      Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on a national securities exchange. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

Quantitative and Qualitative Disclosures about Market Risk

The primary objective of HZP’s investment activities is to reinvest its capital internally for the purpose of funding business operations, while at the same time maximizing the income HZP receives from its operations without significantly increasing risk. To achieve these objectives, HZP’s investment policy allows it to maintain a portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper and money market funds. HZP’s cash and investments at December 31, 2005 consisted primarily of cash in bank accounts. Note, however, that the Chinese government at present uses a regime of fixed exchange rates (currently 8.10 RMB for 1 USD), and if this system is changed, fluctuations in the exchange rates will have an impact on HZP’s business, including its investment policies.

Selected Financial Information

Fiscal	Net sales or	Income	Income (loss)	Total assets	Long-term	Cash dividends
Year	operating	(loss) from	from		obligations and	declared per
	revenues	continuing	continuing		redeemable preferred	common share
		operations	operations		stock	(or equivalent)
			per common
			share

2004	$42,787,153	$2,768,473	$0.25	$32,166,606	$7,637,980	--

2003	$29,593,493	$1,536,272	$0.14	$27,528,255	$8,682,130	$0.0310

2002	$24,191,496	$1,052,875	$0.09	$18,180,459	$5,533,816	$0.0317

2001	$17,399,572	$907,070	$0.08	$9,890,149	$2,123,078	$0.0321

2000	$11,096,014	$375,004	$0.03	$7,280,662	$861,259	$0.0233

Management’s Discussion and Analysis or Plan of Operation

     The information presented in this section should be read in conjunction with the information contained in the financial statements, including the notes thereto, appearing elsewhere in this registration statement. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this registration statement.

RESULTS OF OPERATIONS

Overview

Founded in 1993, the HZP is principally engaged in the meat and food processing business in the

People’s Republic of China (the “PRC” or “China”). Currently, HZP has five processing plants located in Henan Province in the PRC, with a total of seven production lines. HZP’s products are sold under the Zhongpin brand name. HZP’s customers include over ten international fast food companies in China, over 30 export-registered processing factories and over 1,200 school cafeterias, factory canteens, army posts and national departments. HZP also sells directly to over 2,000 retail outlets, including supermarkets, within the PRC.

In 2005, HZP was one of the top 151 national agricultural industrial enterprises in the PRC and is ranked eighth overall, in terms of revenue, in the national meat industry. HZP possesses state-of-the-art equipment in its abattoirs and processing facilities. During the past five years, HZP’s growth rate has exceeded 50% percent in terms of both revenues and net profits. HZP has established distribution networks in more than 20 provinces in the North, East, South and South Midland of China, and also has formed strategic partnerships with leading supermarket chains and the catering industry in China. HZP is currently exporting products to the European Union, Southeast Asia and Russia.

Earnings for the nine months ended September 30, 2005 were $5.32 million, or $0.47 per share, compared to $2.17 million, or $0.19 per diluted share, in the nine months ended September 30, 2004. Operations for the nine months ended September 30, 2005 benefited from higher revenue growth in meat and meat products and vegetables and fruits.

HZP began construction of a third fully dedicated case-ready plant in fiscal 2005. This plant is scheduled to begin operating in fiscal 2006, and once fully operational, it is expected to increase meat processing capacity by 60,000 metric tons.

HZP's fiscal year was changed from fiscal year ended June 30 to fiscal year ended December 31.

Outlook

As the HZP begins fiscal 2006, its intent is to continue to focus on the implementation of HZP strategic plan to continue the growth that HZP has experienced in the last four years. HZP’s goal for fiscal 2006 is to increase its product sales to more than $110 million, an increase of approximately $40 million as compared to the pro forma fiscal 2005.

HZP expects to complete the construction of a new, fresh chilled meat processing facility and to expand HZP’s capability in temperature controlled, physical logistic systems. In addition, HZP expects to expand its capital base, scale up operations and develop new markets, streamline supply chain management, invest in training and human resources development and accelerate revenue and profit growth.

In fiscal 2006, HZP expects the pork and pork products segment results to remain solid and achieve growth exceeding 50%. Currently, live hog prices are expected to be remain favorable in fiscal 2006 as compared to fiscal 2005, supply is expected to be ample and HZP anticipates good demand for pork going into the start of fiscal 2006. HZP anticipates operating income will be slightly impacted in fiscal 2006 by higher energy costs. The vegetables and fruits segment is also expected to achieve accelerated growth that would exceed 50%. HZP anticipates increasing market share in the meat and meat products segment in target markets in fiscal 2006.

Nine months ended September 30, 2005 vs. nine months ended September 30, 2004

Revenues increased $19.84 million or 63%, with a 1% increase in average sales price and a 62% increase in volume. The increase in revenues was primarily due to increased sales in HZP’s meat and meat products segment resulting from the effects of increasing number of branded stores sales and a widening wholesale customer base.

Cost of goods sold increased $15.79 million or 59%. As a percent of sales, cost of goods sold decreased from 86% to 83%. The decrease in cost of sales was primarily due to lower raw material costs of approximately 3% in the nine months ended September 30, 2005 as compared to the same period last year.

Selling, general and administrative expenses decreased $17,000 or 2%. As a percent of sales, selling, general and administrative expenses decreased from 2.60% to 1.56% . The decrease was primarily due to an increase of sales volume and improved efficiency due to economies of scale.

Interest expense increased $0.31 million or 35%, primarily resulting from a 23% increase in HZP’s average indebtedness. The overall weighted average borrowing rate increased from 7.23% to 7.99% .

Other income decreased $0.61 million as compared to nine months ended September 30, 2004, primarily resulting from a decrease of allowance income.

The effective tax rate is 33% for prepared products and there is no income tax for raw products in the nine months ended September 30, 2005 and the same rates applied in the nine months ended September 30, 2004.

Segment Information

HZP operates in two business segments: meat and meat products, and vegetables and fruits.

Pork and pork products segment is involved primarily in the processing of live market hogs into fresh, frozen and processed pork products. The meat and meat products segment markets its products domestically to Company branded stores, food retailers, foodservice distributors, restaurant operators and noncommercial foodservice establishments such as schools, hotel chains, healthcare facilities, the military and other food processors, as well as to international markets.

Vegetables and fruits segment is involved primarily in the processing of fresh vegetables and fruits. HZP contracts with more than 120 farms in Henan Province and nearby areas to produce high-quality vegetable varieties and fruits suitable for export purposes. The proximity of the contracted farms to HZP’s operations ensures freshness from harvest to processing. HZP contracts to grow more than 20 categories of vegetables and fruits, including asparagus, sweet corn, broccoli, mushrooms, lima beans and strawberries.

Sales by
Segment					in millions

	Sales
	Nine
	months	Sales			Average
	ended Sep	Nine months ended	Sales	Volume	Sales Price
	30, 2005	Sep 30, 2004	Net Change	Change	Change

Pork &
Pork
Products	$49.41	$30.63	$18.78	60%	0.7%

Vegetables
& Fruits	1.77	0.72	1.06	116%	15%

Total	$51.18	$31.35	$19.84	62%	1%

Operating Income by Segment					in millions

	Operating	Operating
	Income	Income
	Nine months	Nine months	Operating	Operating	Operating
	ended	ended Sep 30,	Income	Margin	Margin
	Sep 30, 2005	2004	Change	Sep 30, 2005	Sep 30, 2004

Pork & Pork
Products	$6.46	$2.27	$4.19	13.06%	7.42%

Vegetables
& Fruits	0.16	0.06	0.10	8.75%	8.53%

Total	$6.61	$2.33	$4.28	12.91%	7.45%

Pork segment sales increased 61% in the nine months ended September 30, 2005 as compared to the same period last year. The increase in sales was primarily due to higher volumes, caused largely by an increasing wholesale customer base and an increasing number of Company branded stores and increasing number of supermarkets that are purchasing the pork and pork products of HZP. Pork and pork products segment operating income increased $4.19 million in the nine months ended September 30, 2005, as compared to the same period last year.

Vegetables and fruits segment sales increased 147% in the nine months ended September 30, 2005 as compared to the same period last year. The increase in sales primarily resulted from the effects of a higher export sales. The nine months ended September 30, 2005 operating income increased $0.10 million as compared to the prior year.

RECENTLY ISSUED ACCOUNTING STANDARDS AND REGULATIONS

In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” an interpretation of FASB Statement No. 143 (the Interpretation). Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143), was issued in June 2001 and requires an entity to recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. SFAS No. 143 applies to legal obligations associated with the retirement of a tangible long-lived asset that resulted from the acquisition, construction, development and (or) the normal operation of a long-lived asset. The associated asset costs are capitalized as part of the carrying amount of the long-lived asset. The Interpretation clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The Interpretation requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. SFAS No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. The Interpretation is effective for fiscal years ending after December 15, 2005. HZP is currently in the process of evaluating any potential effects of the Interpretation but does not believe its adoption will have a material impact on its consolidated financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R), which is a revision of FASB Statement No. 123, “Accounting for

Stock-Based Compensation” (SFAS No. 123). SFAS No. 123R supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” The revision requires companies to measure and recognize compensation expense for all share-based payments to employees, including grants of employee stock options, in the financial statements based on the fair value at the date of the grant. SFAS No. 123R permits companies to adopt its requirements using either the modified prospective method or the modified retrospective method. Under the modified prospective method, compensation cost is recognized beginning with the effective date for all share-based payments granted after the effective date and for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. The modified retrospective method includes the requirements of the modified prospective method, but also permits entities to restate either all prior periods presented or prior interim periods of the year of adoption for the impact of adopting this standard. HZP will apply the modified prospective method upon adoption. In April 2005, the Securities and Exchange Commission announced it would provide for phased-in implementation of SFAS No. 123R. As a result, SFAS No. 123R is effective for the first interim or annual reporting period of the registrant’s first fiscal year beginning on or after June 15, 2005. HZP estimates that compensation expense related to employee stock options for fiscal 2006 is expected to be in the range of $0.5 -$1.0 million. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation costs to be reported as financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. HZP believes this reclassification will not have a material impact on its Consolidated Statements of Cash Flows.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs" (SFAS No. 151). SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. HZP believes the adoption of SFAS No. 151 will not have a material impact on its consolidated financial statements.

Properties

Facilities

     HZP’s corporate headquarters are located at 21 Changshe Rd., Changge City, Henan Province, The People’s Republic of China.

     In addition HZP owns the following key processing, distribution and/or warehousing facilities:

1.	Slaughterhouse, Fresh & Cold Meat Products Processing Plant Address: South Part, 311 Road, Yanling County, Henan Province Size: 210,760 sq. ft. (19,600 sq. meters) Ownership: Owned by Company

2.	Meat Products Processing Plant
Address: 21 Changshe Road, Changge City, Henan Province Size: 256,996 sq. ft. (23,900 sq. meters) Ownership: Owned by Company

3.	Low Temperature Meat Products Processing Plant
Address: South Part, Changxin Road, Changge City, Henan Province Size: 362,376 sq. ft. (33,700 sq. meters) Ownership: Owned by Company

4.	Fruit & Vegetable Products Processing Plant
Address: South Part, Changxin Road, Changge City, Henan Province Size: 410,765 sq. ft. (38,200 sq. meters) Ownership: Owned by Company

5.	Logistic Center & Warehouse
Address: 21 Changshe Road, Changge City, Henan Province Size: 118,283 sq. ft. (11,000 sq. meters) Ownership: Owned by Company

The Company’s Retail Network

     Showcase Stores

     Based on market research and evolving consumption trends, the Company has taken a customer driven approach and focused on core customers, the new middle class in China. This is the consumer segment that has disposable income and is willing to spend on quality goods and services. We are pursuing the first-mover advantage and have acted quickly to develop the concept of high-end specialty boutique grocery chain stores, “the showcase stores” with the freshest pork products, highest quality farm grown vegetables and other merchandise that is designed to be convenient to a two income, middle class family who shops daily after work.

     The showcase stores are designed to highlight all of HZP’s products together and provide customers with a total view of what HZP is about. Currently there are 66 showcase stores that are located at “Main & Main” locations in major cities within Henan Province. The showcase stores share the same design and physical layout as provided by the Company to the store operators. The stores are managed following the Company’s operating procedures and the employees of the stores have gone through a vigorous three months training program provided by the Company. On average ninety percent of all revenues generated in such stores come from selling HZP products. The showcase stores are owned and operated by independent operators. The merchandising and pricing policies are set by the Company.

     Network Stores

     In addition to the showcase stores, there are 325 network stores. Network stores are owned and operated by independent operators. Approximately seventy percent of revenues generated from such stores come from selling HZP’s branded products. The Company provides the operators standardized physical design and layout of the store. The operators of the network stores manage the business following established Company management guidelines and pricing policies. The stores have the right to use the “Zhongpin” logos and brands.

Retail Stores – Geographical Locations

		Showcase	Network
Region	Main Provinces & Cities	Stores	Stores

	Zhengzhou and Second
Henan	Tier Cities	52	118

North and	Beijing, Tianjin and main
Northeast	cities in Hebei, Liaoning	7	86
China	and Jilin Province

	Shanghai & main cities in
East	Zhejiang, Jiangsu, Fujian,	3	69
China	Anhui and Shandong
	Province

Mid-	Main cities in Hunan and
South	Hubei Province	2	24
China

	Guangzhou, Shenzhen
South	and Zhujiang Delta Area	2	28
China

Northwest	Main cities in Shanxi and	—	—
China	Gansu Province

Southwest	Chongqing and main	—	—
China	cities in Sichuan Province

Total		66	325

Security Ownership of Certain Beneficial Owners & Management

     The following table sets forth information on the beneficial ownership of the our common stock by executive officers and directors, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of January 31, 2006. Except as listed below, the address of all owners listed is c/o Henan Zhongpin, 21 Changshe Road, Changge. Henan Province, PRC.

	Number of Shares		Percent of
	and Nature		Common
	of Beneficial		Stock
Name of Beneficial Owner	Ownership(1)		Outstanding(2)

Pinnacle China Fund, L.P.	79,535,250	(3)	11.6%
4965 Preston Park Blvd
Suite 240
Plano, TX 75093

D.H. Vermoegensverwaltung – und	66,279,375	(4)	9.7%
Beteiligungsgesellschaft mbH
Op de Loh 7
25337 Elmshorn
Germany

Special Situations Private Equity Fund, L.P.	39,767,625	(6)	5.9%
(5)
527 Madison Avenue, Suite 2600
New York, NY 10022

ZHU, Xianfu (7)	225,085,016		34.1%

BEN, Baoke (7)	29,626,914		4.5%

KONG, Ronald (7)	--		*

MA, Yuanmei (7)	--		*

LI, Xinyu (7)	--		*

WANG, Yunchun (7)	--		*

All directors and executive officers as a	254,711,930		38.6%
group
(6 persons)

*Less than 1%.

(1)	A person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)	Shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock are deemed outstanding for purposes of computing the percentage shown above. Shares of our common stock that are issuable upon the exercise warrants and stock options that are exercisable within 60 days of January 31, 2006 are considered outstanding for purposes of computing the percentage shown but are not considered outstanding for any other purpose. As of January 31, 2006, there were 415,442,352 shares of our common stock outstanding, 243,908,100 shares of our common stock issuable upon the conversion of 6,900,000 shares of our Series A Convertible Preferred Stock, and 121,954,050 shares of our common stock issuable upon the exercise of warrants that are exercisable or that will become exercisable within 60 days of January 31, 2006. Consequently, for purposes of calculating the ownership percentages, there are 659,350,454 shares of common stock deemed outstanding.

(3)	Consists of 53,023,500 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock held by Pinnacle China Fund, L.P. and 26,511,750 shares of common stock issuable upon the exercise of warrants held by Pinnacle.

(4)	Consists of 44,186,250 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock held by D.H. Vermoegensverwaltung – und Beteiligungsgesellschaft mbH (“DVH”) and 22,093,125 shares of common stock issuable upon the exercise of warrants held by DVH.

(5)	MG Advisors, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. (the "Private Equity Fund"). Austin W.

Marxe and David M. Greenhouse are the principal owners of MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by MG on behalf of the Private Equity Fund. MGP Advisers Limited Partnership (“MGP”) is the general partner of Special Situations Fund III, L.P. (“Fund III”) and Special Situations Fund III QP, L.P. (“Fund III QP”) Austin W. Marxe and David M. Greenhouse are the general partners of MGP and are principally responsible for the selection, acquisition and disposition of the portfolio securities by MGP on behalf of Fund III and Fund III QP.

(6)	Consists of (i) 7,582,361 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock held by Private Equity Fund and 3,791,180 shares of common stock issuable upon the exercise of warrants held by Private Equity Fund, (ii) 17,418,220 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock held by Fund III QP and 8,709,1150 shares of common stock issuable upon the exercise of warrants held by Fund III QP and (iii) 1,511,170 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock held by Fund III and 755,585 shares of common stock issuable upon the exercise of warrants held by Fund III QP and (iii).

(7)	Officer and/or director.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

Directors, Executive Officers, Promoters and Control Persons

Board of Directors

     Our current members of the Board of Directors and officers are listed below.

Name	Age	Company Title
ZHU, Xianfu (Chairman)	41	CEO and Chairman
BEN, Baoke	41	Executive Vice President
KONG, Ronald	42	Senior Vice President
MA, Yuanmei	34	CFO, Secretary
LI, Xinyu	51	Director
WANG, Yunchun	31	Director

     In connection with the share exchange agreement, our Board of Directors has resigned and has been replaced by Zhu, Xianfu, the Chairman and Chief Executive Officer of Falcon, and two new board members, Wang, Yunchun and Li, Xinyu. Our officers also resigned and were replaced by Zhu Xianfu (Chief Executive Officer), Ben, Baoke (Executive Vice President) and Ma, Yuanmei (Chief Financial Officer and Secretary).

     ZHU, Xianfu
     President, Chief Executive Officer and Chairman, 41

     As a founder of HZP, Mr. Zhu has over twenty years of experience in the meat industry. Mr. Zhu is a proponent and champion of new processing technologies and techniques and, under his leadership, the Company has become one of the first companies in China to usher in new flow management used in the chilled, fresh meat industry. Since the buyout from the state in 1993, under the stewardship of Mr. Zhu, HZP has experienced one of the fastest growth rates in the industry. With his insistence on technological leadership and product innovation, the Company has become the benchmark of excellence for others in the industry. Mr. Zhu is a member of the standing council of the China Meat Association, a commissary of the Academy of China Food Technology, a Member of the China Stockbreeding Association, and a Deputy to the People’s Congress of Henan Province. Recently, Mr. Zhu was selected as one of the “National Outstanding Young Leaders” by the Chinese government and named as the “Model Worker of Henan” due to his outstanding contribution to the Chinese meat industry and the success of HZP. Prior to founding HZP, Mr. Zhu was the accounting manager of the Farming Bureau of Changge City. Mr. Zhu graduated from Beijing Technology and Business University. He then received an EMBA from Tsinghua University in 2004.

BEN, Baoke
     Executive Vice President and Director, 41

     Mr. Ben has over twenty years of experience in the meat industry. At HZP, Mr. Ben is in charge of information technology and logistics management. Mr. Ben has structured the workflow process and designed the temperature controlled logistics system for Company. Since 2002 Mr. Ben has been the lead executive in charge of the implementation of the growth plan for the company. Mr. Ben is also involved with the Company’s capital formation. Prior to joining HZP, Mr. Ben was a researcher at the Agriculture Research Center. He graduated from Henan Finance & Economy University and received his EMBA from Tsinghua University.

     KONG, Ronald
     Senior Vice President, Business Development, 42

     Mr. Kong joined HZP in 2005. Mr. Kong is a seasoned international business executive with more than eighteen years of experience in the transportation and information technology industries with leading companies in China. Prior to joining the Company, Mr. Kong was, from 1993 to 2005, Country Manager-China for SITA Corporation, the world’s leading provider of global Information Technology and telecommunications solutions to the air transport and related industries. During his 12-year tenure with SITA, Mr. Kong increased SITA’s annual revenue from China by 10-fold. In addition, from 2000 to 2003 Mr. Kong developed and managed a joint venture company, InfoSky, for SITA and TravelSky, a company listed in Hong Kong. Mr. Kong monitored changes in regulations and the business environment and lobbied with relevant government departments at the ministerial level, in order that SITA’s services and products were legally accepted in China. Previously, from 1998 to 1993, Mr. Kong was with Cathay Pacific Airways in the capacity of Senior System Specialist. Mr. Kong received his B.Sc (Hon) in Computer Science from the University of Manchester, U.K. in 1987 and an MBA from Manchester Business School in 2004. Mr. Kong is fluent in Mandarin, English and Cantonese.

MA, Yuanmei
     Vice President and Chief Financial Officer, 34

     Ms. Ma joined HZP in 2005. Ms. Ma has over eight years of experience in international financial markets. Prior to joining the Company, she was Senior Operations Manager, Investment Banking for Daton Securities Co., Ltd. from October 2004 to September 2005. While at Daton Securities, Ms. Ma advised investment clients on valuations, capital formation, mergers and acquisitions as well as guiding clients through the public listing process and the pricing of new issues. Ms. Ma previously held the position of Accounting Manager with Neotek International Corporation, (USA) from March 2002 to September 2004 and was the Operations Manager, Asian Project Department for Trans-Pacific Venture Capital of the United States. Ms. Ma received her MBA from Oklahoma City University, Oklahoma in 1998 and Bachelor of Science in Accounting (Cum Laude) from Arkansas State University Jonesboro, Arkansas in 1996. Ms. Ma is a licensed CPA in the United States.

LI, Xinyu

      Professor Li is a Professor at the Department of Risk Management and Insurance in the School of Economics, Peking University. Professor Li has research interests in investment strategies, finance theory and corporate governance. Professor Li received her B.A. from Xiamen University in 1982 and M.A. from Renmin University in 1986.

WANG, Yunchun
     Director, 31

     Yunchun (Kelven) Wang currently serves as the Chief Representative (China) of Greenstone Investment & Consultants, Ltd., where he supervises Greenstone’s daily operations in Beijing, China. Prior to Greenstone, Mr. Wang served as the Chief Representative (China) of Frontier Financial Service Inc (an U.S. based financial consulting firm) and Vice President of Highlight Management Consulting Co. Ltd. (Frontier’s Chinese partnership firm), where he supervised the financial and management consulting business on the China mainland. Mr. Wang was the Assistant Engineer for Beijing Capital Steel Group (one of the biggest players in the steel industry in China), responding for mechanical designing and quality controlling. Mr. Wang received his first degree from Wuxi University of Light Industry (China), majoring in Packaging Engineering, and MBA degree from the Business School of University of Hertfordshire, UK.

Executive Compensation

Henan Zhongpin

During the three year period ended December 31, 2005, neither we nor HZP paid our respective Chief Executive Officer and any of the three other most highly compensated executive officers salary and bonus compensation in excess of $100,000.

Option Grants in Last Fiscal Year

     During the fiscal year ended December 31, 2005, we did not grant any stock options to our Chief Executive Officer, any other officers or any of our employees or consultants.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

None of our officers or employees have been granted any options by us.

Employment Agreements and Change of Control Arrangements

     We do not currently have any employment agreements with any of our current of former officers, and have not had any agreements since our inception.

Certain Relationships and Related Transactions

      As part of the transactions under the Exchange Agreement, our subsidiary, Falcon, entered into a consulting agreement with HFG International Limited, a Hong Kong corporation affiliated with Kevin Halter, Jr. Under the consulting agreement, Falcon will pay HFG $350,000 for consulting services. The consulting agreement’s term is twelve months.

Legal Proceedings

      We are not a party to any legal proceeding which if decided against the Company would have a material adverse effect on the Company or any of its subsidiaries.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

     Our common stock currently trades on the OTCBB under the symbol SGTH. The following sets forth the high and low trade prices for our common stock for the periods indicated as reported by the OTCBB beginning in the first quarter of 2005. The quotations provided by the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. Trading in our common stock on the OTCBB did not begin until after the first quarter of 2005.

	2005		2004

	High	Low	High	Low

First Quarter	$2.90	$1.15	N/A	N/A

Second Quarter	$1.50	$1.05	N/A	N/A

Third Quarter	$1.55	$1.02	N/A	N/A

Fourth Quarter	___	___	N/A	N/A

Market Information

     We currently have 6,900,000 shares of Series A Convertible Preferred Stock outstanding that are convertible into 243,908,100 shares of our common stock, and we have five-year warrants exercisable to purchase 121,954,050 shares of common stock at an exercise price of $0.1414467 per share.

     (ii) There are currently 3,130,650 shares of our common stock that could be sold under Rule 144 under the Securities Act of 1933, as amended. We have agreed to register for resale the 243,908,100 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock, 121,954,050 shares of common stock issuable upon the exercise of our warrants and 14,635,000 shares of common stock held by current stockholders.

Dividends

     We have never paid or declared any dividend on our common stock and we donot anticipate paying cash dividends in the foreseeable future.

      The holders of the Series A Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) will be paid to the holders of common stock until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Convertible Preferred Stock a dividend in an amount per share that the holders would have got for the shares of common stock issuable upon conversion of their shares of Series A Convertible Preferred Stock.

Securities authorized for issuance under equity compensation plans

     On January 30, 2006, our Board of Directors and stockholders adopted and approved the 2006 Equity Incentive Plan of Strong Technical Inc. (the “2006 Plan”). The 2006 Plan allows for awards of options, restricted stock grants and share appreciate rights for up to 63,628,200 shares of common stock.

The following table summarizes outstanding awards under the 2006 Plan as of January 31, 2006. Options granted in the future under the 2006 Plan are within the discretion of our Board of Directors.

				(c)
				Number of Securities
				Remaining Available
	(a)			for Future
	Number of			Issuance Under
	Securities to be		(b)	Equity
	Issued Upon		Weighted-Average	Compensation
	Exercise of		Exercise Price of	Plans (excluding
	Outstanding		Outstanding	securities reflected
Plan Category	Options		Options	in column (a))

Equity compensation plans
approved by security				63,628,200
holders	-0	-	N/A

Equity compensation plans
not approved by security	-0	-	N/A	-0	-
holders

Total	-0	-	N/A	63,628,200

     Prior to the closing of the financing under the Purchase Agreement, we had approximately thirty (30) holders of record of our common stock. Following the closing of the financing under the Purchase Agreement, we will have approximately thirty-nine (39) holders of record of our common stock and twenty-three (23) holders of record of our preferred stock.

Recent Sales of Unregistered Securities

      Since its inception on February 4, 2003, we have issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

      In February 2003, we issued 2,750,000 shares of common stock at their par value of $.001 per share to four (4) persons for services valued at $2,750.

      In February 2003, we issued 15,015,650 shares to 25 persons at their par value of $.001 per share in cash totaling $15,015.65.

      On January 30, 2006, under the Exchange Agreement, we issued 397,676,704 restricted shares of our common stock to the Falcon Shareholders in exchange for all of the issued and outstanding shares of Falcon.

      On January 31, 2006, we closed the sale of securities pursuant to the Securities Purchase Agreement. We sold units at $8.00 per unit, with each unit consisting of two shares of Series A Convertible Preferred Stock and a warrants exercisable to purchase one shares of our common stock. We sold 3.45 million units, primarily institutional investors, and received gross proceeds of $27.6 million. As a result of the sale units, we issued 6.9 million shares of Series A Convertible Preferred Stock and 121,954,050 warrants. The Series A Convertible Preferred Stock is convertible into 243,908,100 shares of our common stock (based on an initial conversion price of $0.113157) . The warrants are exercisable for a five year period at an exercise price of $0.1414467 per share.

      Each transaction with us was negotiated in face-to-face discussions between our executives and each investor, each of whom indicated that they meet the definition of "sophisticated investor" as defined in Regulation D and we have made a determination that each of such investors are "sophisticated investors". We provided each such investor with business and financial information. Each such investor had the opportunity to ask questions of and receive answers from our executive officers and was provided with access to our documents and records in order to verify the information provided. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us. Each purchaser confirmed in writing that the securities were being acquired for investment and that the certificates evidencing the securities would bear a restrictive legend; such certificates do bear a restrictive legend. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended in that same were transactions by an Issuer not involving any public offering.

Description of Registrant’s Securities to be Registered

     Our capital stock consists of 800,000,000 shares of common stock, par value $0.001 per share, of which there are 415,442,352 issued and outstanding. In addition, our authorized capital stock includes 20,000,000 shares of preferred stock, par value $0.001 per share, of which 7,631,250 shares been designated Series A Convertible Preferred Stock and 6,900,000 shares are issued and outstanding. For more information about our common stock, please see our articles of incorporation and bylaws filed as exhibits hereto and to our registration statement on Form SB-2, SEC File No. 333-112111

     Common Stock

     The summary of the important provisions of our common stock and preferred stock are set forth in pages 28 –31 of Amendment No. 5 to our registration statement on Form SB-2 filed with the SEC on October 8, 2004 is incorporated herein by reference as if fully set forth herein.

     Series A Convertible Preferred Stock

      The summary of the important provisions of our Series A Convertible Preferred Stock is set forth below.

     Dividends. The holders of the Series A Preferred are entitled to receive, when and as declared by the Board of Directors, dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) will be paid to the holders of common stock until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred a dividend in an amount per share that the holders would have got for the shares of common stock issuable upon conversion of their shares of Series A Preferred.

      Preference on Liquidation. In the vent of merger, consolidation or sale of all or substantially all of our assets or other liquidation, holders of the Series A Preferred shall get a priority in payment over all other classes of stock. In such events, the Series A Preferred would be entitled to receive the greater of (i) the original purchase price of the Series A Preferred or (ii) the amount the holder would get if he converted all of his Series A Preferred into common stock.

      Voting. The holder of each share of Series A Preferred (i) shall be entitled to the number of votes with respect to such share equal to the number of shares of common stock into which such share of Series A Preferred could be converted on the record date for the subject vote or written consent (or, if there is no such record date, then on the date that such vote is taken or consent is effective) and (ii) shall be entitled to notice of any stockholders’ meeting in accordance with our Bylaws.

     Appoint and Elect a Director. So long as the number of shares of common stock issuable upon conversion of the outstanding shares of Series A Preferred is greater than 10% of the number of outstanding shares of common stock (on a fully diluted basis), the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect one of our (1) directors.

      Conversion Right. The holder may convert each share of Series A Preferred into common stock at an initial conversion price of $0.113157. The conversion price will be adjusted for stock dividends, stock splits and similar events.

     Automatic Conversion. Each share of Series A Preferred will automatically be converted into shares of common stock at the conversion price at the time in effect if (i) we have an underwritten public offering of our common stock giving us at least $30 million in net proceeds, (ii)(A) the closing price of the common stock equals or exceeds $0.2828934 (as adjusted) for the twenty (20) consecutive-trading-day period ending within two (2) days of the date on which we provides notice of such conversion as hereinafter provided and (B) either a registration statement registering for resale the shares of common stock issuable upon conversion of the Series A Preferred has been declared effective and remains effective and available for resales for the twenty (20)-day period, or Rule 144(k) is available for the resale of such shares, or (iii) by consent of at least 67% of the then-outstanding shares of Series A Preferred.

      Protective Provisions. So long as at least 1,750,000 shares of Series A Preferred are outstanding (subject to adjustment for stock splits, combinations and the like), the holders of a majority of the outstanding Series A Preferred shall be required (in addition to any consent or approval otherwise required by law) for us to take certain actions, including (1) liquidation, dissolution or wind up, (2) amend, alter or repeal any provision of our certificate of incorporation so as to affect the rights, preferences or privileges of the Series A Preferred, (3) create new class of preferred stock or increase the number of of shares of Series A Preferred that can be issued, or (4) purchase or redeem, or pay or declare any dividend or make any distribution on, any securities junior in priority to the Series A Preferred; or (5) make any change in the size of our Board of Directors

Indemnification of Directors and Officers

     Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be, in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such conduct was unlawful.

     In the case of a derivative action, a Delaware corporation may indemnify any such person against expense, including attorneys’ fees actually and necessarily incurred by such person in connection with the defense or settlement of such action or suit if such director or officer if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be, in or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expense.

     Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. Delaware Law provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

     Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors to the fullest extent permitted by Delaware law and may, if and to the extent authorized by the Board of Directors, indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

     Any amendment, modification or repeal of the foregoing provisions shall be prospective only, and shall not affect any rights or protections of any of our directors existing as of the time of such amendment, modification or repeal.

     We may also, at the discretion of the Board of Directors, purchase and maintain insurance to the fullest extent permitted by Delaware law on behalf of any of our directors, officers, employees or agents against any liability asserted against such person and incurred by such person in any such capacity.

Section 4 – MATTERS RELATED TO ACCOUNTANTS AND FINACIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

     Previous Independent Accountants.

     On January 30, 2006, we dismissed Sherb & Co., LLP as its independent accountants. The reports of Sherb & Co. our the financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change independent accountants was approved by our Board of Directors on January 30, 2006.

     During our two most recent fiscal years and through the date of this Current Report on Form 8-K, we have had no disagreements with Sherb & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb & Co., would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

     During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

     We have provided Sherb & Co. with a copy of this disclosure before its filing with the SEC. We have requested that Sherb & Co. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter shall be filed by amendment to this Current Report on Form 8-K.

 New Independent Accountants.

     Our Board of Directors appointed Child, Van Wagoner & Bradshaw, PLLC (“Child”) as its new independent registered public accounting firm as of January 30, 2006. During the two most recent fiscal years and through the date of their engagement by us, we did not consult with Child regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years. Child served as HZP’s independent registered public accounting firm before the Exchange.

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

     Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Reference is made herein to the disclosures under Item 2.01 of this Current Report on Form 8-K which is incorporated here by reference.

Section 5.06 – CHANGE IN SHELL COMPANY STATUS

     Reference is made herein to the disclosures under Item 2.01 of this Current Report on Form 8-K which is incorporated here by reference.

Section 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

	(1)	Audited financial statements of HZP (as the acquired business) for the years ended December 31, 2003 and 2004 and the three months ended March 31, 2005, and unaudited financial statements for the three and nine months ended September 30, 2005.

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2005
AND
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

1

Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037           PHONE: (801) 927-1337 FAX: (801) 927-1344

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED
Henan Province, People’s Republic of China

We have audited the accompanying consolidated balance sheets of HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED and subsidiaries as of March 31, 2005 and December 31, 2004 and 2003, and the related consolidated statements of operations, equity, and cash flows for the three months ended March 31, 2005 and for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED and subsidiaries as of March 31, 2005 and December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the three months ended March 31, 2005 and for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company
Kaysville, Utah
August 8, 2005

2

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	December 31,

ASSETS	2005	2004	2003

Current assets
Cash and cash equivalents	$9,032,855	$5,204,637	$6,140,527
Accounts receivable and other receivables	9,568,465	7,891,561	2,831,361
Purchase deposits	147,392	124,520	239,410
Prepaid expenses and deferred charges	196,775	92,163	19,327
Inventories	3,148,531	3,143,954	4,467,051
Tax refund receivable	-	-	203,532

Total current assets	22,094,018	16,456,835	13,901,208

Property, plant and equipment (net)	10,267,617	10,072,205	5,804,959

Construction contracts	3,915,248	3,936,431	7,034,245
Intangible assets	1,691,772	1,701,135	787,843

Total assets	$37,968,655	$32,166,606	$27,528,255

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and other payables	$5,496,678	$5,334,765	$4,132,946
Accrued liabilities	611,251	322,842	366,684
Short term loans payable	12,284,184	9,119,552	7,083,649
Taxes payable	896,918	716,861	-
Deposits from clients	972,990	714,597	1,798,935
Long term loans payable - current portion	3,308,877	3,308,877	1,044,150

Total current liabilities	23,570,898	19,517,494	14,426,364

Long term loans payable	4,329,103	4,329,103	7,637,980

Total liabilities	27,900,001	23,846,597	22,064,344

Minority interest	149,532	137,278	49,653

Equity
Registered capital	1,816,425	1,816,425	1,816,425
Additional paid in capital	182,319	182,319	182,319
Retained earnings	7,920,378	6,183,987	3,415,514

Total equity	9,919,122	8,182,731	5,414,258

Total liabilities and equity	$37,968,655	$32,166,606	$27,528,255

The accompanying notes are an integral part
of the consolidated financial statements
3

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months
	ended	Year ended
	March 31,	December 31,

	2005	2004	2003

Revenues
Sales revenues	$14,405,129	$42,787,153	$29,593,493
Cost of sales	11,808,779	36,669,989	26,144,177

Gross profit	2,596,350	6,117,164	3,449,316

Operating expenses
General and administrative expenses	223,649	1,214,365	431,576
Operating expenses	365,359	1,844,840	1,281,516

Total operating expenses	589,008	3,059,205	1,713,092

Income from operations	2,007,342	3,057,959	1,736,224

Other income (expense)
Interest income	48,905	85,854	237,673
Other income	14,674	31,807	283,228
Allowances income	38,647	928,302	149,158
Exchange loss	(11,173)	(22,554)	(12,512)
Interest expense	(349,750)	(1,208,362)	(803,308)

Total other income (expense)	(258,697)	(184,953)	(145,761)

Net income before taxes	1,748,645	2,873,006	1,590,463
Provision for income taxes	-	84,541	57,097

Net income after taxes	1,748,645	2,788,465	1,533,366
Minority interest	12,254	19,992	(2,906)

Net income	$1,736,391	$2,768,473	$1,536,272

The accompanying notes are an integral part
of the consolidated financial statements
4

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF EQUITY

		Additional
	Registered	Paid In	Retained
	Capital	Capital	Earnings	Total

Balance at January 1, 2003	$1,816,425	$182,319	$1,935,634	$3,934,378
Net income for the year	-	-	1,536,272	1,536,272
Dividends paid	-	-	(56,392)	(56,392)

Balance December 31, 2003	1,816,425	182,319	3,415,514	5,414,258

Net income for the year	-	-	2,768,473	2,768,473

Balance December 31, 2004	1,816,425	182,319	6,183,987	8,182,731

Net income for the period	-	-	1,736,391	1,736,391

Balance March 31, 2005	$1,816,425	$182,319	$7,920,378	$9,919,122

The accompanying notes are an integral part
of the consolidated financial statements
5

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months
	ended	Year ended
	March 31,	December 31,

	2005	2004	2003

Cash flows from operating activities:
Net gain	$1,736,391	$2,768,473	$1,536,272
Adjustments to reconcile net gain to
net cash provided by operations:
Minority interest	12,254	87,625	(2,906)
Depreciation	142,562	415,979	253,003
Amortization	9,363	38,144	5,209
Provision for allowance for bad debt	-	267,668	67,669
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,676,904)	(5,327,868)	(197,213)
Purchase deposits	(22,872)	114,890	754,995
Prepaid expense and deferred charges	(104,612)	(72,836)	(5,361)
Inventories	(4,577)	1,323,097	(1,307,000)
Tax refunds receivable	-	-	41,978
Intangible assets	-	(951,436)	-
Accounts payable and accrued liabilities	161,913	1,201,819	1,703,038
Accrued liabilities	288,409	(43,842)	34,683
Taxes payable	180,057	920,393	(60,166)
Deposits from clients	258,393	(1,084,338)	1,642,985

Net cash provided by (used in) operating activities	980,377	(342,232)	4,467,186

Cash flows from investing activities:
Construction contracts	21,183	3,097,814	(5,056,786)
Additions to fixed assets	(337,974)	(4,683,225)	(1,263,830)

Net cash used in investing activities	(316,791)	(1,585,411)	(6,320,616)

Cash flows from financing activities:
Proceeds from short term loans	3,164,632	2,035,903	2,005,833
Proceeds from long term loans	-	(1,044,150)	2,544,449
Payments of dividends	-	-	(56,392)

Net cash provided by financing activities	3,164,632	991,753	4,493,890

Increase (decrease) in cash and cash equivalents	3,828,218	(935,890)	2,640,460

Cash and cash equivalents, beginning of period	5,204,637	6,140,527	3,500,067

Cash and cash equivalents, end of period	$9,032,855	$5,204,637	$6,140,527

Supplemental disclosures of cash flow information:
Cash paid for interest	$349,750	$1,208,362	$803,308

Cash paid for income taxes	$-	$84,541	$57,097

The accompanying notes are an integral part
of the consolidated financial statements
6

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATIONS

Henan Zhongpin Food Share Company Limited (the Company) is incorporated in the People’s Republic of China (PRC). The Company is headquartered in Henan Province and has its corporate office in Changge City. The Company is principally engaged in the production of pork, pork products and vegetables, and the retail sales of pork, processed pork products, vegetables and other grocery items to customers throughout China and other export countries, either directly or through its subsidiaries (collectively the “Company”).

Details of its subsidiaries are as follows:

	Domicile and Date	Registered	Percentage
Name	of Incorporation	Capital	of Ownership

Henan Zhongpin Industrial Company Limited	The PRC	$5,000,000	88.00%
	January 17, 2002

Henan Zhongpin Import and Export Trading Company	The PRC	$4,500,000	88.93%
	August 11, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements for 2003 include the financial statements of Henan Zhongpin Food Share Company Limited and Henan Zhongpin Industrial Company Limited. The consolidated financial statements for 2005 and 2004 include the financial statements of Henan Zhongpin Import and Export Trading Company, in addition to those previously listed. All material intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. U.S. GAAP differs from that used in the statutory financial statements of the Company, which were prepared in accordance with the relevant accounting principles and financial reporting regulations as established by the Ministry of Finance of the PRC. Certain accounting principles stipulated under U.S. GAAP are not applicable in the PRC.

7

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

BASIS OF PRESENTATION (Continued)

The Yuan (Renminbi) of the People’s Republic of China has been determined to be the functional currency of the Company. There were no material gains or losses recognized as a result of translating foreign currencies to the U.S. dollar due to the stability of the Yuan (Renminbi) currency through March 31, 2005. No assurance however, can be given as to the future valuation of the foreign currencies and how further movements in the foreign currencies could affect future earnings of the Company.

The balance sheets of the Company and its subsidiaries were translated at year end exchange rates. Expenses were translated at exchange rates in effect during the year, substantially the same as the year end rates. The consistent exchange rate used has been 8.28 RMB per each US dollar.

MINORITY INTEREST IN SUBSIDIARIES

The Company records minority interest expense, which reflects the portion of the earnings of Henan Zhongpin Industrial Company Limited at December 31, 2003 and Henan Zhongpin Industrial Company Limited and Henan Zhongpin Import and Export Trading Company at December 31, 2004 and March 31, 2005.

RESTRICTIONS ON TRANSFER OF ASSETS OUT OF CHINA

Dividend payments by the Company, are limited by certain statutory regulations in China. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. Dividend payments are restricted to 85% of profits, after tax.

START-UP COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start- up Activities”, expenses all start-up and organizational costs as they are incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

8

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SIGNIFICANT ESTIMATES

Several areas require significant management estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to the valuation of equipment, accrued liabilities and the useful lives for amortization and depreciation.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable is stated at cost, net of allowance for doubtful accounts. Based on current practice in the PRC, management provides for an allowance for doubtful accounts equivalent to those accounts that are not collected within one year.

INVENTORIES

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Work-in-progress and finished goods are composed of direct material, direct labor and an attributable portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.

LAND USE RIGHTS

The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), effective January 1, 2002. Under SFAS 142, goodwill and indefinite lived intangible assets are not amortized, but are reviewed annually for impairment, or more frequently, if indications of possible impairment exist. The Company has performed the requisite annual transitional impairment tests on intangible assets and made the impairment adjustments as necessary.

REVENUE RECOGNITION

The Company recognizes revenue as earned when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

9

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Under the provisions of SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company recognizes an "impairment charge" when the expected net undiscounted future cash flows from an asset's use and eventual disposition are less than the asset's carrying value and the asset's carrying value exceeds its fair value. Measurement of fair value for an asset or group of assets may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset or assets.

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting purposes primarily on the straight-line method over the estimated useful lives ranging from 5 to 50 years.

OPERATING LEASES

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

INCOME TAXES

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.

The Company recorded income tax expenses of $0, $84,541 and $57,097 for 2005, 2004 and 2003, respectively.

The Company withholds and pays income taxes on its employees' wages, which funds the Chinese government's sponsored health and retirement programs of all Henan Zhongpin employees. For Henan Zhongpin employees, the Company was obligated to make contributions to the social insurance bureau under the laws of the PRC for pension and retirement benefits.

10

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REGISTERED CAPITAL

Companies in the PRC are not held by stock ownership as is the case in the US. Those creating a company register and pay in a given amount of required registered capital at formation of the company, as required by laws in the PRC governing business entity formation.

3.	BUSINESS ACQUISITIONS

The Company started Henan Zhongpin Import and Export Trading Company on August 11, 2004 as a joint venture with Li Jun Wei, an individual, to facilitate the exporting of the Company’s goods. The Company owns 88.93% of Henan Zhongpin Import and Export Trading Company.

4.	ACCOUNTS RECEIVABLE

The Company accrued an allowance for bad debts related to its receivables. The receivable and allowance balances at March 31, 2005 and December 31, 2004 and 2003 are as follows:

	2005	2004	2003
Accounts receivable	$8,349,059	$7,470,323	$1,683,940
Other receivables	1,691,222	893,054	1,308,079
Allowances receivable	-	-	43,490
Allowance for bad debts	(471,816)	(471,816)	(204,148)

	$9,568,465	$7,891,561	$2,831,361

5.	INVENTORIES Inventories consist of:

	March 31,	December 31,	December 31,
	2005	2004	2003
Raw materials	$285,578	$247,041	$143,171
Low value consumables	109,556	104,846	66,659
Work-in-progress	190,364	434,667	1,042,155
Finished goods	2,583,338	2,377,705	3,215,066
Provision for loss of pricing	(20,305)	(20,305)	-

Net inventories	$3,148,531	$3,143,954	$4,467,051

11

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	PROPERTY AND EQUIPMENT

Property and equipment at cost consists of:

	March 31,	December 31,	December 31,
	2005	2004	2003
Machinery and equipment	$6,618,095	$6,311,417	$3,621,320
Furniture and office equipment	226,367	221,016	198,680
Motor vehicles	211,863	207,270	235,053
Buildings and land	4,944,581	4,923,229	2,924,654

Subtotal	12,000,906	11,662,932	6,979,707
Less: accumulated depreciation	(1,733,289)	(1,590,727)	(1,174,748)

Net property and equipment	$10,267,617	$10,072,205	$5,804,959

Depreciation expense	$142,562	$415,979	$253,003

7.	LAND USE RIGHTS

Land use rights consisted of the following:

	March 31,	December 31,	December 31,
	2005	2004	2003
Land use rights	$1,749,697	$1,749,697	$798,261
Accumulated amortization	(57,925)	(48,562)	(10,418)

	1,691,772	1,701,135	787,843

Accounting Software	36,068	36,068	-
Accumulated amortization	(36,068)	(36,068)	-

	-	-	-
	$1,691,772	$1,701,135	$787,843

Amortization Expense	$9,363	$38,144	$5,209

8.	LOANS PAYABLE

SHORT TERM LOANS

Short term loans are due within one year. These loans are secured by the land and plant of the Company, and guaranteed by a related company. These loans bear interest at prevailing lending rates in the PRC ranging from 6.36% to 8.64% per annum.

LONG TERM LOANS

A long term loan is secured by the land and plant of the Company, and guaranteed by Henan Zhongpin Industrial Company Limited and bears an interest rate ranging from 4.8% to 7.2% per annum.

12

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	LOANS PAYABLE (Continued)

The balance of loans payable were as follows:

	March 31,	December 31,	December 31,
	2005	2004	2003
Short Term Loans Payable	$12,284,184	$9,119,552	$7,083,649
Long Term Loans Payable	7,637,980	7,637,980	8,682,130

	$19,922,164	$16,757,532	$15,765,779

Long Term Repayment Schedule

Payments due in remainder of 2005	$3,308,877
Payments due in 2006	1,921,196
Payments due in 2007	145,833
Payments due in 2008	145,833
Payments due in 2009	145,833
Payments due thereafter	1,970,408

	$7,637,980

9.	COMMITMENTS AND CONTINGENCIES CONSTRUCTION CONTRACTS

Construction contracts consisted of :

		March 31,	December 31,	December 31,
Construction Contract	Completed on	2005	2004	2003
Sewage Construction	October 2004	$-	$-	$22,495
Industrial Plant	Summer 2005	3,915,248	3,887,164	7,011,750
Frozen machinery and store room	March 2005	-	49,267	-

		$3,915,248	$3,936,431	$7,034,245

LEGAL PROCEEDINGS

From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject, that will have a material adverse effect on the Company's financial condition.

13

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	ALLOWANCES INCOME

“Allowances income” consists of grants from the government of the PRC for the Company’s participation in specific programs, such as research and development, import and export, branding, and city maintenance and construction. The Company received allowances income as follows:

	Three months
	ended	Year ended	Year ended
	March 31,	December 31,	December 31,
	2005	2004	2003
Allowances income	$38,647	$928,302	$149,158

11.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” ("SFAS 107") requires entities to disclose the fair values of financial instruments except when it is not practicable to do so. Under SFAS No. 107, it is not practicable to make this disclosure when the costs of formulating the estimated values exceed the benefit when considering how meaningful the information would be to financial statement users.

As a result of the difficulties presented in the valuation of the loans payable to related entities/parties because of their related party nature, estimating the fair value of these financial instruments is not considered practical. The fair values of all other assets and liabilities do not differ materially from their carrying amounts. None of the financial instruments held are derivative financial instruments and none were acquired or held for trading purposes in 2005, 2004 and 2003.

12.	NEW ACCOUNTING PRONOUNCEMENTS

In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock”. The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004. The Company currently has no equity investments other than its consolidated subsidiaries. As such, this standard has no application to the Company.

In November 2004, the FASB issued Statement No. 151, “Inventory Costs”. SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the financial statements.

14

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	NEW ACCOUNTING PRONOUNCEMENTS (Continued)

In December 2004, the FASB issued Statement No. 153, “Exchange of Non-Monetary Assets”. SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) will have no significant impact on the financial statements.

13.	SUBSEQUENT EVENTS

In July 2005, an outbreak of a bacterial infection, termed the swine flu, occurred in pigs as well as pork related products in Sichuan Province, PRC. The bacterial infection led to the deaths of a number of humans in various locales throughout the PRC as well as the culling of portions of the pig herd in Sichuan Province. As of August 2005, the swine flu in China appeared to be under control, up to which time the Company’s operations had not been adversely affected by the swine flu outbreak. The Company procures its pigs from suppliers in Henan Province where no outbreak of swine flu had been reported. The Company does not believe that there will be a negative effect on its operating environment.

15

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	2

CONSOLIDATED BALANCE SHEET (UNAUDITED)	3

CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (UNAUDITED)	4

CONSOLIDATED STATEMENT OF EQUITY (UNAUDITED)	5

CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)	6

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL
STATEMENTS	7

1

Child, Van Wagoner & Bradshaw, PLLC
A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037	PHONE: (801) 927-1337 FAX: (801) 927-1344

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107	PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED
Henan Province, People’s Republic of China

We have reviewed the accompanying consolidated balance sheet of HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED as of September 30, 2005, and the related consolidated statements of operations and comprehensive income, equity, and cash flows for the nine-month period ended September 30, 2005. These interim financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Kaysville, Utah
January 19, 2006

2

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED BALANCE SHEET (UNAUDITED)

September 30,

ASSETS	2005

Current assets
Cash and cash equivalents	$17,377,991
Accounts receivable and other receivables, net of allowance of
$471,816	12,499,999
Purchase deposits	151,194
Prepaid expenses and deferred charges	238,763
Inventories, net of allowance of $20,305	5,906,100
Tax refund receivable	18,985

Total current assets	36,193,032

Property, plant and equipment (net)	10,276,255

Construction contracts	5,924,057
Intangible assets	1,754,423

Total assets	$54,147,767

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and other payables	$4,689,379
Accrued liabilities	3,187,523
Short-term loans payable	25,209,629
Taxes payable	820,391
Deposits from clients	1,010,132
Long-term loans payable - current portion	690,112

Total current liabilities	35,607,166

Long-term loans payable	4,427,018

Total liabilities	40,034,184

Minority interest	357,090

Equity
Registered capital	1,816,425
Additional paid in capital	182,319
Retained earnings	11,503,033
Accumulated other comprehensive income	254,716

Total equity	13,756,493

Total liabilities and equity	$54,147,767

The notes are an integral part of the unaudited consolidated financial statements.
See Review Report of Independent Registered Public Accounting Firm.
3

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months	Nine months
	ended	ended
	September 30,	September 30,

	2005	2005

Revenues
Sales revenues	$18,188,425	$51,184,672
Cost of sales	15,300,514	42,683,518

Gross profit	2,887,911	8,501,154

Operating expenses
General and administrative expenses	297,373	797,542
Operating expenses	401,293	1,093,956

Total operating expenses	698,666	1,891,498

Income from operations	2,189,245	6,609,656

Other income (expense)
Interest income	62,725	151,994
Other expense	(46,852)	(50,156)
Allowances income	2,438	46,520
Exchange loss	-	(42,276)
Interest expense	(386,734)	(1,195,392)

Total other income (expense)	(368,423)	(1,089,310)

Net income before taxes	1,820,822	5,520,346
Provision for income taxes	54,498	177,287

Net income after taxes	1,766,324	5,343,059
Minority interest in gain	4,958	24,013

Net income	$1,761,366	$5,319,046

Foreign currency translation adjustment	254,716	254,716

Comprehensive income	$2,016,082	$5,573,762

The notes are an integral part of the unaudited consolidated financial statements.
See Review Report of Independent Registered Public Accounting Firm.
4

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED STATEMENT OF EQUITY (UNAUDITED)

				Accumulated
		Additional		Other
	Registered	Paid In	Retained	Comprehensive
	Capital	Capital	Earnings	Income	Total

Balance December 31, 2004	$1,816,425	$182,319	$6,183,987	$-	$8,182,731

Net income for the period	-	-	5,319,046	254,716	5,573,762

Balance September 30, 2005	$1,816,425	$182,319	$11,503,033	$254,716	$13,756,493

The notes are an integral part of the unaudited consolidated financial statements.
See Review Report of Independent Registered Public Accounting Firm.
5

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Nine months
ended
September 30,

2005

Cash flows from operating activities:
Net gain	$5,319,046
Adjustments to reconcile net gain to
net cash provided by operations:
Minority interest	219,812
Depreciation	453,933
Amortization	30,055
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(4,608,438)
Purchase deposits	(26,674)
Prepaid expense and deferred charges	(146,600)
Inventories	(2,762,146)
Tax refunds receivable	(18,985)
Accounts payable and accrued liabilities	(645,386)
Accrued liabilities	2,864,681
Taxes payable	103,530
Deposits from clients	295,535

Net cash provided by operating activities	1,078,363

Cash flows from investing activities:
Construction contracts	(1,987,626)
Additions to fixed assets	(741,326)

Net cash used in investing activities	(2,728,952)

Cash flows from financing activities:
Proceeds from short-term loans	16,090,077
Repayments on long-term loans	(2,520,850)

Net cash provided by financing activities	13,569,227

Increase in cash and cash equivalents	11,918,638

Effect of rate changes on cash	254,716

Cash and cash equivalents, beginning of period	5,204,637

Cash and cash equivalents, end of period	$17,377,991

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,195,392

Cash paid for income taxes	$85,689

The notes are an integral part of the unaudited consolidated financial statements.
See Review Report of Independent Registered Public Accounting Firm.
6

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2004.

1.	ORGANIZATION AND NATURE OF OPERATIONS

Henan Zhongpin Food Share Company Limited (the Company) is incorporated in the People’s Republic of China (PRC). The Company is headquartered in Henan Province and has its corporate office in Changge City. The Company is principally engaged in the production of pork, pork products and vegetables, and the retail sales of pork, processed pork products, vegetables and other grocery items to customers throughout China and other export countries, either directly or through its subsidiaries (collectively the “Company”).

Details of its subsidiaries are as follows:

	Domicile and Date	Registered		Percentage
Name	of Incorporation	Capital		of Ownership

Henan Zhongpin Industrial Company Limited	The PRC	18,000,000	RMB	88.00%
	January 17, 2002

Henan Zhongpin Import and Export Trading Company	The PRC	5,060,000	RMB	88.93%
	August 11, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These consolidated financial statements include the accounts of Henan Zhongpin Food Share Company Limited, Henan Zhongpin Industrial Company Limited, and Henan Zhongpin Import and Export Trading Company. All material intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

BASIS OF PRESENTATION (Continued)

U.S. GAAP differs from that used in the statutory financial statements of the Company, which were prepared in accordance with the relevant accounting principles and financial reporting regulations as established by the Ministry of Finance of the PRC. Certain accounting principles stipulated under U.S. GAAP are not applicable in the PRC.

The accompanying consolidated financial statements are presented in United States (US) dollars. The functional currency is the Yuan Renminbi (RMB) of the People’s Republic of China. The consolidated financial statements are translated into US dollars from RMB at period-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

MINORITY INTEREST IN SUBSIDIARIES

The Company records minority interest expense, which reflects the minority shareholders’ portion of the earnings of Henan Zhongpin Industrial Company Limited and Henan Zhongpin Import and Export Trading Company.

RESTRICTIONS ON TRANSFER OF ASSETS OUT OF CHINA

Dividend payments by the Company are limited by certain statutory regulations in China. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. Dividend payments are restricted to 85% of profits, after tax.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

8

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SIGNIFICANT ESTIMATES

Several areas require significant management estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to the valuation of equipment, accrued liabilities and the useful lives for amortization and depreciation.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable is stated at cost, net of allowance for doubtful accounts. Based on current practice in the PRC, management provides for an allowance for doubtful accounts equivalent to those accounts that are not collected within one year.

INVENTORIES

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Work-in-progress and finished goods are composed of direct material, direct labor and an attributable portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.

LAND USE RIGHTS

The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), effective January 1, 2002. Under SFAS 142, goodwill and indefinite lived intangible assets are not amortized, but are reviewed annually for impairment, or more frequently, if indications of possible impairment exist. The Company has performed the requisite annual transitional impairment tests on intangible assets and made the impairment adjustments as necessary.

REVENUE RECOGNITION

The Company recognizes revenue as earned when the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

9

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Under the provisions of SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company recognizes an "impairment charge" when the expected net undiscounted future cash flows from an asset's use and eventual disposition are less than the asset's carrying value and the asset's carrying value exceeds its fair value. Measurement of fair value for an asset or group of assets may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset or assets.

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting purposes primarily on the straight-line method over the estimated useful lives ranging from 5 to 50 years.

OPERATING LEASES

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

INCOME TAXES

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.

The Company withholds and pays income taxes on its employees' wages, which funds the Chinese government's sponsored health and retirement programs of all Henan Zhongpin employees. For Henan Zhongpin employees, the Company was obligated to make contributions to the social insurance bureau under the laws of the PRC for pension and retirement benefits.

10

HENAN ZHONGPIN FOOD SHARE COMPANY LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REGISTERED CAPITAL

Companies in the PRC are not held by stock ownership as is the case in the US. Those creating a company register and pay in a given amount of required registered capital at formation of the company, as required by laws in the PRC governing business entity formation.

11

(2) Pro forma financial statements

STRONG TECHNICAL INC.

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2005

	Strong	Falcon Link	Henan	Henan
	Technical	Investment	Zhongpin	Zhongpin	Pro Forma	Pro Forma
Assets	Inc.	Limited (BVI)	Food Co., Ltd	Food Share	Adjustments	Results

Current assets
Cash and cash equivalents	$-	$10,000	$-	$17,377,991		$17,387,991
Trade and other receivables	-	-	-	12,971,815	(4,500)	12,967,315
Allowances for doubtful accounts	-	-	-	(471,816)	-	(471,816)

Net trade accounts receivable	-	-	-	12,499,999	(4,500)	12,495,499
Purchase deposits	-	-	-	151,194		151,194
Prepaid expenses and deferred charges	-	-	-	238,763		238,763
Inventories	-	-	-	5,906,100		5,906,100
Tax refund receivable	-	-	-	18,985	-	18,985

Total current assets	-	10,000	-	36,193,032	(4,500)	36,198,532

Property, plant and equipment	-	-	-	10,276,255		10,276,255

Investment in subsidiary	-	-	1,816,425	-	(1,816,425)	-
Construction contracts	-	-	-	5,924,057		5,924,057
Intangible assets	-	-	-	1,754,423	-	1,754,423

Total other assets	-	-	1,816,425	7,678,480	(1,816,425)	7,678,480

Total assets	$-	$10,000	$1,816,425	$54,147,767	$(1,820,925)	$54,153,267

Liabilities and stockholders' equity
Current liabilities
Accounts payable and other payables	$-	$-	$-	$4,689,379		$4,689,379
Accrued liabilities	-	4,500	-	3,187,523	(4,500)	3,187,523
Short term loans payable	-	-	-	25,209,629		25,209,629
Taxes payable	-	-	-	820,391		820,391
Deposits from clients	-	-	-	1,010,132		1,010,132
Long term loans - current portion	-	-	-	690,112	-	690,112

Total current liabilities	-	4,500	-	35,607,166	(4,500)	35,607,166

Long term loans payable	-	-	-	4,427,018	-	4,427,018

Total liabilities	-	4,500	-	40,034,184	(4,500)	40,034,184

Minority interest	-	-	-	357,090		357,090

Stockholders' equity
Common stock	17,766	10,000	1,816,425	1,816,425	(3,642,850)	17,766
Additional paid in capital	-	-	-	182,319	1,808,659	1,990,978
Retained earnings	(17,766)	(4,500)	-	11,503,033	17,766	11,498,533
Accum. other comprehensive income	-	-	-	254,716	-	254,716

Total stockholders' equity	-	5,500	1,816,425	13,756,493	(1,816,425)	13,761,993

Total Liabilities and stockholders' equity	$-	$10,000	$1,816,425	$54,147,767	$(1,820,925)	$54,153,267

See notes to unaudited pro forma consolidated financial statements

STRONG TECHNICAL INC.

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2004

	Strong	Falcon Link	Henan	Henan
	Technical	Investment	Zhongpin	Zhongpin	Pro Forma	Pro Forma
	Inc.	Limited (BVI)	Food Co., Ltd.	Food Share	Adjustments	Results

Sales revenues	$-	$-	$-	$42,787,153	$-	$42,787,153
Cost of sales	-	-	-	36,669,989	-	36,669,989

Gross profit	-	-	-	6,117,164	-	6,117,164

Operating expenses
General and administrative	-		-	1,214,365		1,214,365
Operating expenses	-	-	-	1,844,840	-	1,844,840

Total operating expenses	-	-	-	3,059,205	-	3,059,205

Income from operations	-	-	-	3,057,959	-	3,057,959

Other income (expense)
Discontinued operations	45,884	-	-	-	(45,884)	-
Interest income	-	-	-	85,854		85,854
Other expense	-	-	-	31,807		31,807
Allowances income	-	-	-	928,302		928,302
Exchange loss	-	-	-	(22,554)		(22,554)
Interest expense	-	-	-	(1,208,362)	-	(1,208,362)

Total other income (expense)	45,884	-	-	(184,953)	(45,884)	(184,953)

Net income before taxes	45,884	-	-	2,873,006	(45,884)	2,873,006

Taxes	-	-	-	84,541	-	84,541

Net income after taxes	45,884	-	-	2,788,465	(45,884)	2,788,465

Minority interest in gain	-	-	-	19,992	-	19,992

Net income	$45,884	$-	$-	$2,768,473	$(45,884)	$2,768,473

Foreign currency translation	-	-	-	-	-	-

Comprehensive income	$45,884	$-	$-	$2,768,473	$(45,884)	$2,768,473

Pro forma primary earnings per share						$0.03
Pro forma diluted earnings per share						$0.03

Pro forma primary common shares outstanding					17,765,650	88,828,250
Pro forma diluted common shares outstanding					17,765,650	88,828,250

See notes to unaudited pro forma consolidated financial statements

STRONG TECHNICAL INC.

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Strong	Falcon Link	Henan	Henan
	Technical	Investment	Zhongpin	Zhongpin	Pro Forma	Pro Forma
	Inc.	Limited (BVI)	Food Co., Ltd.	Food Share	Adjustments	Results

Sales revenues	$-	$-	$-	$51,184,672	$-	$51,184,672
Cost of sales	-	-	-	42,683,518	-	42,683,518

Gross profit	-	-	-	8,501,154	-	8,501,154

Operating expenses
General and administrative	-		-	797,542		797,542
Operating expenses	-	4,500	-	1,093,956	-	1,098,456

Total operating expenses	-	4,500	-	1,891,498	-	1,895,998

Income (loss) from operations	-	(4,500)	-	6,609,656	-	6,605,156

Other income (expense)
Interest income	-	-	-	151,994		151,994
Other expense	-	-	-	(50,156)		(50,156)
Allowances income	-	-	-	46,520		46,520
Exchange loss	-	-	-	(42,276)		(42,276)
Interest expense	-	-	-	(1,195,392)	-	(1,195,392)

Total other income (expense)	-	-	-	(1,089,310)	-	(1,089,310)

Net income (loss) before taxes	-	(4,500)	-	5,520,346	-	5,515,846

Taxes	-	-	-	177,287	-	177,287

Net income (loss) after taxes	-	(4,500)	-	5,343,059	-	5,338,559

Minority interest in gain	-	-	-	24,013	-	24,013

Net income (loss)	$-	$(4,500)	$-	$5,319,046	$-	$5,314,546

Foreign currency translation	-	-	-	254,716	-	254,716

Comprehensive income (loss)	$-	$(4,500)	$-	$5,573,762	$-	$5,569,262

Pro forma primary earnings per share						$0.06
Pro forma diluted earnings per share						$0.06

Pro forma primary common shares outstanding					17,765,650	88,828,250
Pro forma diluted common shares outstanding					17,765,650	88,828,250

See notes to unaudited pro forma consolidated financial statements

STRONG TECHNICAL INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

1.           BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements include the accounts of Strong Technical Inc. (Strong), Falcon Link Investment Limited (Falcon), Henan Zhongpin Food Co., Ltd. (ZP Limited) and Henan Zhongpin Food Share Company Limited (ZP Share). Strong acquired Falcon in a stock exchange on January 23, 2006 by issuing ?? shares of its common stock in exchange for all of the issued and outstanding stock of Falcon. Prior to that, Falcon acquired ZP Limited on September 26, 2005 and ZP Limited acquired ZP Share on May 30, 2005. All three acquisition transactions constitute transfers under common control and are accounted for as reverse mergers, in which ZP Share is treated as the accounting acquirer. Thus, the financial statements will be primarily those of ZP Share with the adoption of the capital structure of Strong.

Strong is the registrant, a Delaware corporation established on February 4, 2003. Strong has a fiscal year end of June 30, and currently has no operations other than the acquisition of Falcon on January 23, 2006. The balance sheet of Strong on September 30, 2005, as filed with Form 10-QSB, contained no assets and no liabilities. The balance sheet of Strong as of September 30, 2005 is presented in the pro forma consolidated balance sheet. The statement of operations of Strong for the year ended June 30, 2005, as filed with Form 10-KSB is presented in the pro forma consolidated statement of operations for the year ended December 31, 2004. The income from discontinued operations will be non-recurring, and has therefore been eliminated as a pro forma adjustment. The statement of operations of Strong for the three months ended September 30, 2005, as filed with Form 10-QSB indicated no revenues or expenses, and is presented in the pro forma consolidated statement of operations for the nine months ended September 30, 2005.

Falcon was incorporated in the British Virgin Islands on July 21, 2005 for the sole purpose of acquiring and holding ZP Limited, and has no other operations. The unaudited accounts of Falcon as of September 30, 2005 are included in the pro forma consolidated balance sheet. Falcon did not exist in 2004, therefore no revenues or expenses are shown for the year ended December 31, 2004. Falcon had no revenues and only minimal expenses for the period from its inception to September 30, 2005. Accordingly, those expenses are included on the pro forma consolidated statement of operations for the nine months ended September 30, 2005.

ZP Limited was incorporated in the People’s Republic of China (the PRC) on May 20, 2005 for the sole purpose of acquiring and holding ZP Share, and has no other operations. The unaudited accounts of ZP Limited as of September 30, 2005 are included in the pro forma consolidated balance sheet. ZP Limited did not exist in 2004, therefore no revenues or expenses are shown for the year ended December 31, 2004. ZP Limited had no revenues or expenses for the period from its inception to September 30, 2005. Accordingly, none are shown on the pro forma consolidated statement of operations for the nine months ended September 30, 2005.

STRONG TECHNICAL INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

1.           BASIS OF PRESENTATION (Continued)

ZP Share was incorporated in November of 1997 in the People’s Republic of China (the PRC), and is in the business of producing and selling pork, pork products, vegetables and other grocery products within the PRC either directly or through its subsidiaries, Henan Zhongpin Industrial Company Limited and Henan Zhongpin Import and Export Trading Company. ZP Share’s unaudited consolidated balance sheet as of September 30, 2005 is included in the pro forma consolidated balance sheet. ZP Share’s audited consolidated statement of operations for the year ended December 31, 2004 is included in the pro forma consolidated statement of operations for the year ended December 31, 2004, and its unaudited consolidated statement of operations for the nine months ended September 30, 2005 is included in the pro forma consolidated statement of operations for the nine months ended September 30, 2005.

2.           PRO FORMA ADJUSTMENTS

The pro forma adjustments on the pro forma consolidated balance sheet eliminate related party receivables against corresponding related party payables. There are also entries to eliminate investments in subsidiary accounts, to agree retained earnings to those of ZP Share, and to adjust common stock and additional paid in capital accounts to the capital structure of Strong.

The consolidating entries on the pro forma consolidated statement of operations for the year ended December 31, 2004 eliminate the effect of non-recurring income from discontinued operations.

(b)	Exhibits:

	2.1	*	Share Exchange Agreement, dated as of January 30, 2006, by and between the Registrant and Falcon Link Investment Limited

	3.1		Certificate of Incorporation of Registrant filed February 4, 2003 with the Delaware
Secretary of State(#)

	3.2	*	Amendment to Certificate of Incorporation of Registrant filed January 30, 2005 with the
Delaware Secretary of State

	3.3	*	Certificate of Designation of Series A Convertible Preferred Stock of Registrant filed
January 30, 2005 with the Delaware Secretary of State

	3.4		Amended By-law of the Registrant (#)

	10.1	*	Loan Agreements between Agricultural Bank of China, Xuchang Branch and Henan
Zhongpin Food Share Co., Ltd.

	10.2	*	Loan Agreement dated March 31, 2005 between CITIC Industrial Bank, Zhengzhou
Branch and Henan Zhongpin Food Share Co., Ltd. ($)

	10.3	*	Loan Agreements between Shanghai Pudong Development Bank, Zhengzhou Branch and
Henan Zhongpin Food Share Co., Ltd. ($)

	10.4	*	Loan Agreements between China Construction Bank, Xuchang Branch and Henan
Zhongpin Food Share Co., Ltd. ($)

	10.5	*	Transfer Loan Agreement dated May 31, 2002 between Bank of Communications,
Zhengzhou Branch and Henan Zhongpin Food Share Co., Ltd. ($)

	10.6	*	Equipment Purchase Agreement dated July 18, 2001between Henan International
Economic Trading Corporation (buyer), Henan Zhongpin Food Share Co., Ltd. (end user)
and Berg Chilling Systems Inc.(seller). ($)

	10.7	*	Advisory Agreements dated April 07, 2005 and April 26, 2005 between Greenstone
Investment & Consultants Ltd. and Henan Zhongpin Food Share Co., Ltd. ($)

	10.8	*	Agreement on Transfer of Shares of Henan Zhongpin Food Share Co., Ltd. dated May 23,
2005 between Zhu Xianfu and Henan Zhongpin Food Co., Ltd. ($)

	10.9	*	Agreement on Transfer of Shares of Henan Zhongpin Food Share Co., Ltd. dated May 23,
2005 between Ben Baoke and Henan Zhongpin Food Co., Ltd. ($)

	10.10	*	Agreement on Transfer of Shares of Henan Zhongpin Food Share Co., Ltd. dated May 23,
2005 between Si Shuichi and Henan Zhongpin Food Co., Ltd. ($)

	10.11	*	Agreement on Transfer of Shares of Henan Zhongpin Food Share Co., Ltd. dated May 23,
2005 between Wang Qinghe and Henan Zhongpin Food Co., Ltd. ($)

10.12	*	Agreement on Transfer of Shares of Henan Zhongpin Food Share Co., Ltd. dated May 23,
2005 between Liu Chaoyang and Henan Zhongpin Food Co., Ltd. ($)

10.13	*	Agreement on Transfer of Shares of Henan Zhongpin Food Share Co., Ltd. dated May 23,
2005 between Wang Juanjuan and Henan Zhongpin Food Co., Ltd. ($)

10.14	*	Agreement on Trust of Share Equity of Henan Zhongpin Food Share Co., Ltd. dated May
23, 2005 between Zhu Xianfu, Ben Baoke, Si Shuichi, Wang Qinghe, Liu Chaoyang and
Wang Juanjuan and Henan Zhongpin Food Co., Ltd. ($)

10.15	*	Agreement on Transfer of Equity Interest of Henan Zhongpin Food Co., Ltd. dated
August 16, 2005 between Zhu Xianfu, Ben Baoke, Si Shuichi, Wang Qinghe, Liu
Chaoyang, and Wang Juanjuan (“Transferors”) and Falcon Link Investment Ltd. ($)

10.16	*	Securities Purchase Agreement, dated as of January 30, 2006, by and among the
Registrant and the purchasers named therein

10.17	*	Registration Rights Agreement, dated as of January 30, 2006, by and among the
Registrant and the purchaser named therein

10.18	*	Form of Warrant to purchase common stock

16.1	+	Letter from Sherb & Co., LLP regarding change in certifying accountant

21.1	*	List of Subsidiaries of Registrant

99.1	*	Business License of Henan Zhongpin Food Share Co., Ltd., dated December 16, 2003
(translated from Mandarin)

99.2	*	By-Laws of Henan Zhongpin Food Share Co., Ltd., dated May 23, 2005 (translated from
Mandarin)

99.3	*	Governmental Approval of the Acquisition of Henan Zhongpin Food Co., Ltd. by Falcon
Link Investment Limited, dated September 13, 2005 (translated from Mandarin)

99.4	*	Certificate of Approval for Establishment of an Enterprise with Foreign Investment
[Henan Zhongpin Food Co., Ltd.] in the People’s Republic of China, dated September 15,
2005 (translated from Mandarin)

99.5	*	By-Laws of Henan Zhongpin Food Co., Ltd., dated August, 2005 (translated from Mandarin)

99.6	*	Certificate of Incorporation of Falcon Link Investment Limited, dated July 21, 2005

99.7	*	Memorandum of Association of Falcon Link Investment Limited, dated July 21, 2005

99.8	*	Articles of Association of Falcon Link Investment Limited, dated July 21, 2005

99.9	*	Business License of Henan Zhongpin Food Co., Ltd. dated May 26, 2005 (translated from Mandarin)

     * Filed herewith

      (#) Filed as Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the SEC on January 22, 2004 and incorporated by reference herein.

      (##) Filed as Exhibit 3.2A to Amendment No. 2 to the Registration Statement on Form SB-2 filed with the SEC on June 4, 2004 and incorporated by reference herein.

      ($) Original agreement in Mandarin, summary of key terms attached

      +To be filed by amendment .

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONG TECHNICAL INC.

Dated: January 31, 2006	By:	/s/ XIANFU ZHU

		Name:	XIANFU ZHU
		Title:	CEO and Chairman